                                                                   Exhibit 10.16

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                           LOAN AND SECURITY AGREEMENT

                                      AMONG

                     FLOORING AMERICA, INC., 4 FLOORS, INC.,
                         ADVANCE FLOOR DECORATORS, INC.,
                 BAILEY & ROBERTS CARPETMAX OF TENNESSEE, INC.,
          CARPETMAX OF UTAH, INC., FLOORING AMERICA FRANCHISING, L.P.,
              CARPETMAX RETAIL STORES, INC., MANASOTA CARPET, INC.,
                   WADSWORTH & OWENS DECORATING CENTER, INC.,
             CARPETSPLUS OF AMERICA, INC., GCO CARPET OUTLET, INC.,
                     KAREN'S INC., MAXIM RETAIL GROUP, INC.,
                 MAXIM RETAIL STORES, INC., C&S TEXTILES, INC.,
                          COLORADO CARPET & RUGS, INC.,
                      TRI-R OF ORLANDO, INC. AND GCO, INC.,
                                  AS BORROWERS,

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                   AS LENDERS,

                                       AND

                          FOOTHILL CAPITAL CORPORATION,
                      AS ARRANGER AND ADMINISTRATIVE AGENT

                                January 28, 2000

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



                                TABLE OF CONTENTS


                                                                                                     Page(s)
                                                                                                     -------

1.       DEFINITIONS AND CONSTRUCTION......................................................................1
         1.1      Definitions..............................................................................1
         1.2      Accounting Terms........................................................................20
         1.3      Code....................................................................................20
         1.4      Construction............................................................................20
         1.5      Schedules and Exhibits..................................................................20

2.       LOAN AND TERMS OF PAYMENT........................................................................20
         2.1      Revolving Advances......................................................................20
         2.2      Letters of Credit.......................................................................27
         2.3      Intentionally Omitted...................................................................30
         2.4      Intentionally Omitted...................................................................30
         2.5      Payments................................................................................30
         2.6      Overadvances............................................................................31
         2.7      Interest and Letter of Credit Fees:  Rates, Payments, and Calculations..................31
         2.8      Collection of Accounts..................................................................34
         2.9      Crediting Payments; Application of Collections..........................................35
         2.10     Designated Account......................................................................35
         2.11     Maintenance of Loan Account; Statements of Obligations..................................35
         2.12     Fees....................................................................................36
         2.13     Eurodollar Rate Loans...................................................................36
         2.14     Illegality..............................................................................38
         2.15     Requirements of Law.....................................................................38
         2.16     Indemnity...............................................................................40
         2.17     Increased Maximum Amount................................................................40
         2.18     All Obligations to Constitute Joint and Several Obligations.............................41
         2.19     Maximum Borrower Liability..............................................................41

3.       CONDITIONS; TERM OF AGREEMENT....................................................................43
         3.1      Conditions Precedent to the Initial Advance and Initial Letter of Credit................43
         3.2      Conditions Precedent to all Advances and all Letters of Credit..........................46
         3.3      Condition Subsequent....................................................................46
         3.4      Term....................................................................................47
         3.5      Effect of Termination...................................................................47
         3.6      Early Termination by Borrowers..........................................................48
         3.7      Termination Upon Event of Default.......................................................48

4.       CREATION OF SECURITY INTEREST....................................................................48
         4.1      Grant of Security Interest..............................................................48
         4.2      Negotiable Collateral...................................................................49
         4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral..................49
         4.4      Delivery of Additional Documentation Required...........................................49
         4.5      Power of Attorney.......................................................................49
         4.6      Right to Inspect........................................................................50


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5.       REPRESENTATIONS AND WARRANTIES...................................................................50
         5.1      No Encumbrances.........................................................................50
         5.2      Eligible Accounts.......................................................................50
         5.3      Eligible Inventory......................................................................50
         5.4      Equipment...............................................................................50
         5.5      Location of Inventory and Equipment.....................................................50
         5.6      Inventory Records.......................................................................51
         5.7      Location of Chief Executive Office; FEIN................................................51
         5.8      Due Organization and Qualification; Subsidiaries........................................51
         5.9      Due Authorization; No Conflict..........................................................51
         5.10     Litigation..............................................................................52
         5.11     No Material Adverse Change. ............................................................52
         5.12     Solvency................................................................................52
         5.13     Employee Benefits.......................................................................52
         5.14     Environmental  Condition................................................................53
         5.15     Intellectual Property...................................................................53
         5.16     Broker's Fees...........................................................................53

6.       AFFIRMATIVE COVENANTS............................................................................53
         6.1      Accounting System.......................................................................53
         6.2      Collateral Reporting....................................................................53
         6.3      Financial Statements, Reports, Certificates.............................................54
         6.4      Tax Returns; Tax Refund Claims..........................................................55
         6.5      Intentionally Omitted...................................................................55
         6.6      Returns.................................................................................55
         6.7      Title to Equipment......................................................................55
         6.8      Maintenance of Equipment................................................................56
         6.9      Taxes...................................................................................56
         6.10     Insurance...............................................................................56
         6.11     No Setoffs or Counterclaims.............................................................58
         6.12     Location of Inventory and Equipment.....................................................58
         6.13     Compliance with Laws....................................................................58
         6.14     Employee Benefits.......................................................................58
         6.15     Leases..................................................................................59
         6.16     New Mexico Property.....................................................................59

7.       NEGATIVE COVENANTS...............................................................................59
         7.1      Indebtedness............................................................................59
         7.2      Liens...................................................................................60
         7.3      Restrictions on Fundamental Changes.....................................................60
         7.4      Disposal of Assets......................................................................60
         7.5      Change Name.............................................................................61
         7.6      Guarantee...............................................................................61
         7.7      Nature of Business......................................................................61
         7.8      Prepayments and Amendments..............................................................61
         7.9      Change of Control.......................................................................62
         7.10     Consignments............................................................................62
         7.11     Distributions...........................................................................62
         7.12     Accounting Methods......................................................................62
         7.13     Investments.............................................................................63
         7.14     Transactions with Affiliates............................................................63


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         7.15     Suspension..............................................................................63
         7.16     Intentionally Omitted...................................................................63
         7.17     Use of Proceeds.........................................................................63
         7.18     Change in Location of Chief Executive Office; Inventory and Equipment
                  with Bailees............................................................................63
         7.19     No Prohibited Transactions Under ERISA..................................................63
         7.20     Financial Covenants.....................................................................64
         7.21     Capital Expenditures....................................................................65
         7.22     Retail Store Closings...................................................................66

8.       EVENTS OF DEFAULT................................................................................66

9.       THE LENDER GROUP'S RIGHTS AND REMEDIES...........................................................68
         9.1      Rights and Remedies.....................................................................68
         9.2      Remedies Cumulative.....................................................................70

10.      TAXES AND EXPENSES...............................................................................70

11.      WAIVERS; INDEMNIFICATION.........................................................................70
         11.1     Demand; Protest; etc....................................................................70
         11.2     The Lender Group's Liability for Collateral.............................................71
         11.3     Indemnification.........................................................................71

12.      NOTICES..........................................................................................71

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.......................................................72

14.      DESTRUCTION OF BORROWERS' DOCUMENTS..............................................................73

15.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.......................................................73
         15.1     Assignments and Participations..........................................................73
         15.2     Successors..............................................................................75

16.      AMENDMENTS; WAIVERS..............................................................................75
         16.1     Amendments and Waivers..................................................................76
         16.2     No Waivers; Cumulative Remedies.........................................................77

17.      AGENT; THE LENDER GROUP..........................................................................77
         17.1     Appointment and Authorization of Agent..................................................77
         17.2     Delegation of Duties....................................................................78
         17.3     Liability of Agent-Related Persons......................................................78
         17.4     Reliance by Agent.......................................................................78
         17.5     Notice of Default or Event of Default...................................................79
         17.6     Credit Decision.........................................................................79
         17.7     Costs and Expenses; Indemnification.....................................................80
         17.8     Agent in Individual Capacity............................................................80
         17.9     Successor Agent.........................................................................81
         17.10    Withholding Tax.........................................................................81
         17.11    Collateral Matters......................................................................82
         17.12    Restrictions on Actions by Lenders; Sharing of Payments.................................83
         17.13    Agency for Perfection...................................................................83


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         17.14    Payments by Agent to the Lenders........................................................84
         17.15    Concerning the Collateral and Related Loan Documents....................................84
         17.16    Field Audits and Examination Reports; Confidentiality; Disclaimers by
                  Lenders; Other Reports and Information..................................................84
         17.17    Several Obligations; No Liability.......................................................85

18.      GENERAL PROVISIONS...............................................................................86
         18.1     Effectiveness...........................................................................86
         18.2     Section Headings........................................................................86
         18.3     Interpretation..........................................................................86
         18.4     Severability of Provisions..............................................................86
         18.5     Counterparts; Telefacsimile Execution...................................................86
         18.6     Revival and Reinstatement of Obligations................................................86
         18.7     Integration.............................................................................86
         18.8     Time is of the Essence..................................................................86
         18.9     Revised Article 9.......................................................................87



                  SCHEDULES AND EXHIBITS

Schedule C-1               Commitment
Schedule E-1               Eligible Inventory Locations
Schedule P-1               Permitted Liens
Schedule R-1               Real Property Collateral
Schedule 2.8               Bank and Investment Accounts
Schedule 5.7               Chief Executive Office and FEIN of each Borrower Party
Schedule 5.8               Subsidiaries
Schedule 5.10              Litigation
Schedule 5.13              ERISA Benefit Plans
Schedule 5.15              Intellectual Property
Schedule 6.12              Location of Inventory and Equipment
Schedule 7.1               Other Indebtedness
Schedule 7.4               Release Prices
Schedule 7.22              Retail Store Sales

Exhibit A                  Form of Assignment and Acceptance
Exhibit B                  Form of Borrowing Base Certificate
Exhibit C                  Form of Compliance Certificate
Exhibit D                  Form of Increased Maximum Amount Activation Notice
Exhibit E                  Form of New Lender Supplement

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT") is entered into as of January 28, 2000, among FLOORING AMERICA, INC., a Delaware corporation, 4 FLOORS, INC., an Ohio corporation, ADVANCE FLOOR DECORATORS, INC., a Michigan corporation, BAILEY & ROBERTS CARPETMAX OF TENNESSEE, INC., a Tennessee corporation, CARPETMAX OF UTAH, INC., a Utah corporation, FLOORING AMERICA FRANCHISING, L.P. (f/k/a Carpetmax, L.P.), a Georgia limited partnership, CARPETMAX RETAIL STORES, INC., a Delaware corporation, MANASOTA CARPET, INC., a Florida corporation, WADSWORTH & OWENS DECORATING CENTER, INC., a Florida corporation, CARPETSPLUS OF AMERICA, INC., a Georgia corporation, GCO CARPET OUTLET, INC., an Alabama corporation, KAREN'S INC., a Michigan corporation, MAXIM RETAIL GROUP, INC., a Georgia corporation, MAXIM RETAIL STORES, INC., a Georgia corporation, C & S TEXTILES, INC., an Idaho corporation, COLORADO CARPET & RUGS, INC., a Colorado corporation, TRI-R OF ORLANDO, INC., a Georgia corporation, and GCO, INC., a Nevada corporation, as borrowers ("Borrowers" and each "Borrower"), on the one hand, and the financial institutions listed on the signature pages hereof as lenders (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), and FOOTHILL CAPITAL CORPORATION, as Arranger (as defined below) and Agent (as defined below), on the other hand.

         The parties agree as follows:

         1.       DEFINITIONS AND CONSTRUCTION.

                  1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                  "ACCOUNT DEBTOR" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

                  "ACCOUNTS" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to each Borrower arising out of the sale or lease of goods or the rendition of services by a Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                  "ADJUSTED EURODOLLAR RATE" means, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next 1/16%) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to (i) one hundred percent (100%) minus (ii) the Reserve Percentage. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  "ADVANCES" has the meaning set forth in SECTION 2.1(a).

                  "AFFILIATE" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

                  "AGENT" means Foothill, solely in its capacity as administrative agent for the Lenders, and shall include any successor agent.

                  "AGENT'S ACCOUNT" has the meaning set forth in SECTION 2.8.

                  "AGENT ADVANCE" has the meaning set forth in SECTION 2.1(h).

                  "AGENT LOAN" has the meaning set forth in SECTION 2.1(g).

                  "AGENT-RELATED PERSONS" means Foothill, in its capacity as Agent, Arranger and a Lender, together with its Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of Foothill and such Affiliates.

                  "AGREEMENT" has the meaning set forth in the preamble hereto.

                  "ARRANGER" means Foothill Capital Corporation, in its capacity as arranger hereunder.

                  "ASSIGNEE" has the meaning set forth in SECTION 15.1.

                  "ASSIGNMENT AND ACCEPTANCE" has the meaning set forth in
SECTION 15.1 (a) and shall be in the form of EXHIBIT A.

                  "ASSIGNMENT OF NOTES" means the Assignment of Notes of even date herewith among Borrowers and Agent, in form and substance satisfactory to Agent, as the same may be modified, amended, supplemented or restated from time to time.

                  "AUTHORIZED PERSON" means any officer or other employee of a Borrower.

                  "AVAILABILITY" means, as of the date of determination, the result (so long as such result is a positive number) of (a) the lesser of the Borrowing Base or the Maximum Amount, LESS (b) the Revolving Facility Usage.

                  "AVERAGE UNUSED PORTION OF MAXIMUM AMOUNT" means, as of any date of determination, (a) the Maximum Amount, LESS (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, PLUS (ii) the average Daily Balance of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

                  "BANKRUPTCY CODE" means the United States Bankruptcy Code (11 U.S.C. Sections 101 et seq.), as amended, and any successor statute.

                  "BENEFIT PLAN" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which a Borrower, any Subsidiary of a Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six (6) years.

                  "BLOCKED ACCOUNT" shall mean a depositary account established pursuant to one of the Blocked Account Agreements.

                  "BLOCKED ACCOUNT AGREEMENTS" means those certain Depository Account Agreements, in form and substance satisfactory to Agent, each of which is among any Borrower, Agent, and one of the Blocked Account Banks.

                  "BLOCKED ACCOUNT BANKS" means Bank of America, N.A. and SunTrust Bank, Inc. or such other Person or Persons as may be agreed to by any Borrower and Agent from time to time.

                  "BORROWER" and "BORROWERS" have the respective meanings set forth in the preamble to this Agreement.

                  "BORROWER PARTIES" means each Borrower and each direct and indirect Subsidiary of a Borrower, and "BORROWER PARTY" means any one of the foregoing Borrower Parties.

                  "BORROWER'S BOOKS" means all of each Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing such Borrower's properties or assets (including the Collateral) or liabilities; all information relating to such Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

                  "BORROWING" means a borrowing hereunder consisting of Advances made on the same day by the Lenders, or by Agent in the case of an Agent Loan or an Agent Advance.

                  "BORROWING BASE" has the meaning set forth in SECTION 2.1(a).

                  "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of EXHIBIT B or such other form acceptable to Agent.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

                  "CAPITAL STOCK" means, as applied to any Person, any capital stock, general or limited partnership interests, limited liability company interests or other equivalents of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

                  "CARPETMAX" means CarpetMAX Retail Stores, Inc., a Georgia corporation.

                  "CHANGE OF CONTROL" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 10% of the total voting power of all classes of stock then outstanding of Parent entitled to vote in the election of directors.

                  "CLOSING DATE" means the date of the first to occur of the making of the initial Advance or the issuance of the initial Letter of Credit.

                  "CODE" means the Georgia Uniform Commercial Code.

                  "COLLATERAL" means all real and personal property of each Borrower, whether now existing or hereafter arising, including without limitation each of the following:

                  (a) the Accounts,

                  (b) Borrower's Books,

                  (c) the Equipment,

                  (d) the General Intangibles,

                  (e) the Inventory,

                  (f) the Investment Property and its components,

                  (g) the Negotiable Collateral,

                  (h) the Real Property Collateral,

                  (i) any money, or other assets of a Borrower that now or hereafter come into the possession, custody, or control of the Lender Group, and

                  (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                  "COLLATERAL ACCESS AGREEMENT" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgment agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Agent.

                  "COLLECTIONS" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                  "COMMITMENT" means, at any time with respect to a Lender, the principal amount set forth (a) beside such Lender's name under the heading "Commitment" on SCHEDULE C-1, or (b) on the New Lender Supplement pursuant to which such Lender became a Lender hereunder in accordance with SECTION 2.17, or
(c) on the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 15.1, as such Commitment may be adjusted from time to time in accordance with the provisions of SECTION 15.1 and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C and delivered by the chief accounting officer or corporate controller of Parent to Agent.

                  "CONCENTRATION ACCOUNT" means account number 3751241416 of Parent maintained at Bank of America, N.A., or such other deposit account of Borrowers (located in the United States) into which cash received in the other Blocked Accounts is wire transferred as provided in SECTION 2.8(a).

                  "CONTROL AGREEMENT" means that certain Securities Account Control Agreement of even date herewith among Parent, Norwest Investment Services, Inc. and Agent.

                  "CONTROL ACCOUNT" means that certain investment account at Norwest Investment Services, Inc. that is controlled by Agent pursuant to the Control Agreement.

                  "COST" means, with respect to Eligible Inventory, the lower of cost or market value of such Eligible Inventory as determined on a basis consistent with Borrower's current and historical accounting practices.

                  "CREDIT CARD AGREEMENTS" means those certain agreements between Agent and the credit card processors of Borrowers pursuant to which such credit card processors agree to transfer on a daily basis all credit card receipts of Borrowers into the Concentration Account or another Blocked Account, in form and substance satisfactory to Agent.

                  "CREDIT CARD CONCENTRATION ACCOUNT" means account number 8801853931 formerly in the name of Maxim Retail Stores, Inc. and now in the name of Agent maintained at SunTrust Bank, Atlanta, or such other deposit account of Borrowers (located in the United States) into which Collections from credit card processors are wire transferred as provided in SECTION 2.8(a).

                  "DAILY BALANCE" means the amount of an Obligation owed at the end of a given day.

                  "DEEMS ITSELF INSECURE" means that Agent deems itself insecure because it reasonably believes Borrowers, or any of them, have engaged in a fraudulent activity.

                  "DEFAULT" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "DEFAULTING LENDER" has the meaning set forth in
SECTION 2.1 (f)(ii).

                  "DEFAULTING LENDERS RATE" means the Reference Rate for the first three (3) days from and after the date the relevant payment is due and thereafter at the interest rate then applicable to Reference Rate Loans.

                  "DESIGNATED ACCOUNT" means account number 3751241429 of Parent maintained with Parent's Designated Account Bank, or such other deposit account of a Borrower (located within the United States) which has been designated, in writing and from time to time, by a Borrower to Agent.

                  "DESIGNATED ACCOUNT BANK" means Bank of America, N.A., whose office is located at Dallas, Texas, and whose ABA number is 111000012.

                  "DILUTION" means, in each case based upon the experience of the greater of the immediately prior three (3) or twelve (12) months, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising, returns, promotions, credits, or other dilution with respect to the Accounts, by (b) Borrowers' Collections (excluding extraordinary items) plus the Dollar amount of clause
(a).

                  "DILUTION RESERVE" means, as of any date of determination, an amount sufficient to reduce the Lenders' advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of five percent (5%).

                  "DISBURSEMENT LETTER" means an instructional letter executed and delivered by Borrowers to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Agent.

                  "DOLLARS OR $" means United States dollars.

                  "EARLY TERMINATION PREMIUM" has the meaning set forth in
SECTION 3.6.

                  "EBITDA" means, for any period, the net income (or net loss) of Parent on a consolidated basis with its Subsidiaries for such period as determined in accordance with GAAP, (a) plus, to the extent reflected in the changes in the statement of net income for such period, the sum of, with duplication, the following (i) interest expense, (ii) depreciation and amortization expense, and (ii) extraordinary losses and, to the extent preapproved by Agent, non recurring losses, and (b) minus, to the extent reflected in the changes in the statement of net income for such period, extraordinary gains.

                  "ELIGIBLE ACCOUNTS" means those Accounts created by Borrowers in the ordinary course of business (net of retainages and accruals), that arise out of Borrowers' sale of goods or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by Borrowers to the Lender Group in the Loan Documents, and that are and at all times continue to be acceptable to Agent in all respects in its reasonable credit judgment; PROVIDED, HOWEVER, that standards of eligibility may be fixed and revised from time to time by Agent in Agent's reasonable credit judgment. Eligible Accounts shall not include the following:

                  (a) Accounts that the Account Debtor has failed to pay within sixty (60) days of due date or Accounts with selling terms of more than thirty
(30) days;

                  (b) Accounts owed by an Account Debtor or its Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

                  (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of a Borrower;

                  (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

                  (e) Accounts that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Agent;

                  (f) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the satisfaction of Agent, with the Assignment of Claims Act, 31 U.S.C. Section 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act and Accounts with respect to which the applicable Borrower has complied to the satisfaction of Agent, with the applicable statutory counterpart of the Assignment of Claims
Act);

                  (g) Accounts, including without limitation Accounts from suppliers, with respect to which the Account Debtor is a creditor of a Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account, to the extent of such right to setoff, dispute or claim, unless, in the case of Accounts from suppliers, the applicable Account Debtor has executed and delivered to Agent a Non-Offset Agreement in form and substance satisfactory to Agent;

                  (h) Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed ten percent (10%) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

                  (i) Accounts with respect to which the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                  (j) Accounts the collection of which Agent, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                  (k) Accounts with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor (including without limitation progress billings), or the Account otherwise does not represent a final sale;

                  (l) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

                  (m) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Borrowers of the subject contract for goods or services; and

                  (n) Accounts with respect to which the Account Debtor is a franchisee or credit card processor.

                  "ELIGIBLE INVENTORY" means Inventory consisting of first quality finished goods held for sale in the ordinary course of Borrowers' business, net of general ledger reserves, reserves for shrinkage, reserves for Inventory count variances and reserves for aged Inventory, that are located at a Borrower's premises identified on SCHEDULE E-1, that strictly comply with each and all of the representations and warranties respecting Inventory made by Borrowers to the Lender Group in the Loan Documents, and that are and at all times continue to be acceptable to Agent in all respects in Agent's reasonable credit judgment; PROVIDED, HOWEVER, that standards of eligibility may be fixed and revised from time to time by Agent in Agent's reasonable credit judgment. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrowers' current and historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

                  (a) it is not owned solely by a Borrower or a Borrower does not have good, valid, and marketable title thereto (subject to the security interests permitted by clauses (a) and (l) of the definition of Permitted Liens);

                  (b) it is not located at one of the locations set forth on SCHEDULE E- 1;

                  (c) it is not located on property owned or leased by a Borrower or in a contract warehouse, in each case, subject to a Collateral Access Agreement executed by the mortgagee, lessor, the warehouseman, or other third party, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

                  (d) it is not subject to a valid and perfected first priority security interest in favor of the Lender Group;

                  (e) it consists of goods returned or rejected by a Borrower's customers or goods in transit; and

                  (f) it (i) is obsolete or slow moving, a restrictive or custom item, work-in-process, raw materials, a component that is not part of finished goods, or (ii) constitutes spare parts, packaging and shipping materials, supplies used or consumed in Borrowers' business, Inventory subject to a Lien in favor of any third Person, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment, or (iii) consists of remnants, furniture, window treatments, wall coverings, short-rolls, laminates, samples, franchisee Inventory, racks, sundry items, trucks or equipment or promotional items.

                  "ELIGIBLE TRANSFEREE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $5,000,000,000, or the asset based lending Affiliate of such bank, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, or the asset based lending Affiliate of such bank; provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance or other financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000, (d) any Affiliate (other than individuals) of an existing Lender, and (e) any other Person approved by Agent and Borrowers.

                  "ENVIRONMENTAL INDEMNITY AGREEMENT" means, collectively, that certain Indemnity Agreement Regarding Environmental Activity of even date herewith between Parent and Agent and that certain Indemnity Agreement Regarding Environmental Activity (Arizona, Florida, Indiana, Tennessee, Texas) of even date herewith between Parent and Agent, as the same may be modified, amended, supplemented or restated from time to time.

                  "EQUIPMENT" means all of each Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of such Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Section 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                  "ERISA AFFILIATE" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with a Borrower and whose employees are aggregated with the employees of a Borrower under IRC Section 414(o).

                  "ERISA EVENT" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of a Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of a Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by a Borrower or its Subsidiaries or any of their ERISA Affiliates.

                  "EURODOLLAR RATE" means, with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum at which United States dollar deposits are offered to Wells Fargo Bank, National Association by major banks in the London interbank market (or other Eurodollar Rate market selected by Agent) on or about 2:00 p.m. (Atlanta, Georgia time) two (2) Business Days prior to the commencement of such Interest Period in amounts comparable to the amount of the Eurodollar Rate Loans requested by and available to Borrowers in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by any Borrower.

                  "EURODOLLAR RATE ADVANCES" means any Advance (or any portion thereof) made or outstanding hereunder during any period when interest on such Advance (or portion thereof) is payable based on the Adjusted Eurodollar Rate.

                  "EVENT OF DEFAULT" has the meaning set forth in SECTION 8.

                  "EVERYTHINGDECOR" means Everythingdecor, Inc., a Georgia corporation.

                  "EXISTING INDENTURE DEFAULT" means that certain default in the restricted payment covenants contained in Section 109 of the Indenture, notice of which was given by the Indenture Trustee by letter dated November 17, 1998.

                  "EXISTING LENDER" means Bank of America, N.A.

                  "FEE LETTER" means that certain Fee Letter of even date herewith among Borrowers and Agent.

                  "FEIN" means Federal Employer Identification Number.

                  "FIXED CHARGE COVERAGE RATIO" shall mean, with respect to Parent and its Subsidiaries on a consolidated basis for any period, the ratio of
(a) the greater of (i) EBITDA, or (ii) zero, to (b) interest expense during such period.

                  "FOOTHILL" means Foothill Capital Corporation, a California corporation.

                  "FUNDING DATE" means the date on which a Borrowing occurs.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "GENERAL INTANGIBLES" means all of each Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

                  "GOVERNING DOCUMENTS" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

                  "HAZARDOUS MATERIALS" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "HONEYMOON PERIOD" means the period from the date ninety (90) days following the Closing Date to and including the date one hundred and twenty
(120) days following the Closing Date.

                  "INCREASED MAXIMUM AMOUNT ACTIVATION NOTICE" means a notice in the form of EXHIBIT D.

                  "INCREASED MAXIMUM AMOUNT CLOSING DATE" means any Business Day designated as such in an Increased Maximum Amount Activation Notice.

                  "INDEBTEDNESS" means: (a) all obligations of each Borrower for borrowed money, (b) all obligations of each Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of each Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of each Borrower under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of a Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of a Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to a Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person, other than an obligation arising by virtue of the endorsement of a check.

                  "INDENTURE" means that certain Indenture dated as of October 16, 1997, as supplemented by that certain First Supplemental Indenture dated as of January 30, 1998, as further supplemented by that certain Second Supplemental Indenture dated as of August 9, 1998, as further supplemented by that certain Third Supplemental Indenture dated as of November 25, 1998, as further supplemented by that certain Fourth Supplemental Indenture dated as of July 31, 1999, among Parent, as issuer, the guarantors party thereto, and the Indenture Trustee, relating to the Senior Subordinated Notes, as supplemented pursuant to clause (i) of the proviso in Section 7.8(d).

                  "INDENTURE DOCUMENTS" means collectively, the Indenture and each document executed in connection therewith, including without limitation documents executed in connection with the proviso in Section 7.8(d).

                  "INDENTURE TRUSTEE" means State Street Bank and Trust Company, as Trustee under the Indenture.

                  "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "INTANGIBLE ASSETS" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                  "INTEREST PERIOD" means, for any Eurodollar Rate Loan, the period commencing on the Business Day such Eurodollar Rate Loan is disbursed or continued, or on the Business Day on which a Reference Rate Loan is converted to such Eurodollar Rate Loan, and ending on the date one (1), two (2), or three (3) months thereafter, as selected by a Borrower and notified to Agent pursuant to
SECTION 2.13, but in no event ending after the Maturity Date of this Agreement.

                  "INVENTORY" means all present and future inventory in which a Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of each Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                  "INVENTORY ADVANCE RATE CHANGE DATE" means the later of the date Agent receives a post Closing Date appraisal of the Inventory acceptable to Agent in its reasonable discretion and the date Borrowers demonstrate their ability to appropriately report Borrowing Base Collateral, as determined by Agent in its discretion.

                  "INVENTORY RESERVES" means reserves (determined from time to time by Agent in its discretion) for (a) the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition of Eligible Inventory by Borrowers, PLUS (b) the estimated reclamation claims of unpaid sellers of Inventory sold to Borrowers.

                  "INVESTMENT PROPERTY" means all "investment property," as such term is defined in the Code, now owned or hereafter acquired by each Borrower and, in any event, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  "L/C" has the meaning set forth in SECTION 2.2(a).

                  "L/C GUARANTY" has the meaning set forth in SECTION 2.2(a).

                  "LENDER" and "LENDERS" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of SECTION 2.17 or
SECTION 15.1.

                  "LENDER GROUP" means, individually and collectively, each of the individual Lenders and Agent.

                  "LENDER GROUP EXPENSES" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by Borrowers, or any of them, under any of the Loan Documents that are paid or incurred by the Lender Group; reasonable fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with Borrowers, including, fees or out-of-pocket charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Personal Property Collateral or Real Property Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Agent in the disbursement of funds to Borrowers (by wire transfer or otherwise); reasonable charges paid or incurred by Agent resulting from the dishonor of checks; costs and expenses paid or incurred by Agent to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by the Lender Group in examining each Borrower's Books or setting up electronic collateral reporting from Borrowers to Agent; costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrowers or any guarantor; and the Lender Group's reasonable attorneys', financial advisors' or other professionals' fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including reasonable attorneys', financial advisors' or other professionals' fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

                  "LETTER OF CREDIT" means an L/C or an L/C Guaranty, as the context requires.

                  "LIEN" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "LOAN ACCOUNT" has the meaning set forth in SECTION 2.11.

                  "LOAN DOCUMENTS" means this Agreement, the Control Agreement, the Environmental Indemnity Agreement, the Disbursement Letter, the Letters of Credit, the Blocked Account Agreements, the Mortgages, the Fee Letter, the Trademark Security Agreement, the Pledge Agreement, the Assignment of Notes, the Subsidiary Guaranty, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement, the Credit Card Agreements, the Non-Offset Agreements, any note or notes executed by Borrowers and payable to the Lender Group, and any other agreement entered into, now or in the future, in connection with this Agreement.

                  "MARGIN" has the meaning set forth in SECTION 2.7(a).

                  "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers (taken as a whole), (b) the material impairment of Borrowers' (taken as a whole) ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such

Collateral, or (d) a material impairment of the priority of the Lender Group's Liens with respect to the Collateral.

                  "MATURITY DATE" has the meaning set forth in SECTION 3.4.

                  "MAXIM RETAIL STORES" means Maxim Retail Stores, Inc., a Georgia corporation.

                  "MAXIMUM AMOUNT" means, as of any date of determination, $45,000,000, as such amount may be increased from time to time on or before the date ninety (90) days following the Closing Date in an aggregate amount up to $30,000,000 (for a total Maximum Amount not to exceed $75,000,000) pursuant to and in accordance with SECTION 2.17.

                  "MORTGAGE POLICIES" and "MORTGAGE POLICY" have the respective meanings set forth in Section 3.1(l).

                  "MORTGAGES" means one or more mortgages, deeds of trust, or deeds to secure debt, executed by a Borrower Party in favor of Agent, the form and substance of which shall be satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which a Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six (6) years.

                  "NEGOTIABLE COLLATERAL" means all of each Borrower's present and future letters of credit, notes, drafts, instruments, investment property, security entitlements, securities (including the shares of stock of Subsidiaries of such Borrower), documents, personal property leases (wherein such Borrower is the lessor), chattel paper, and Borrower's Books relating to any of the foregoing.

                  "NET LIQUIDATION VALUE" means that percentage determined by the then most recent appraisal of Borrowers' Inventory undertaken at the request of Agent as reflecting that appraiser's estimate of the recovery of Cost of Eligible Inventory in liquidation thereof.

                  "NET PROCEEDS" shall mean the net cash or cash equivalent proceeds from the sale of any subject asset after payment of reasonable selling costs and expenses not to exceed ten percent (10%) of the proceeds from such sale.

                  "NEW HEADQUARTERS" shall mean the Real Property and improvements thereon at 210 TownPark Drive, Kennesaw, Georgia.

                  "NEW LENDER" has the meaning set forth in SECTION 2.17(b).

                  "NEW LENDER SUPPLEMENT" has the meaning set forth in SECTION 2.17(b).

                  "NEW MEXICO PROPERTY" means the Real Property and improvements thereon located at Las Cruces, New Mexico.

                  "NON-OFFSET AGREEMENTS" means those certain agreements between Agent and the suppliers of Borrower pursuant to which such suppliers agree not to offset rebates owed to a Borrower against amounts owed by Borrowers to such suppliers for the purchase of Inventory, in form and substance satisfactory to Agent.

                  "OBLIGATIONS" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by any Borrower to the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between the Lender Group and any Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from any Borrower to others that the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise.

                  "ORIGINAL PROPOSED REDEMPTION" means a redemption of the Senior Subordinated Notes in the aggregate principal amount of $40,000,000, plus accrued and unpaid interest and fees owing thereon, all as more particularly set forth in that certain Offer to Purchase and Consent Solicitation with respect to the Senior Subordinated Notes dated November 1, 1999.

                  "ORIGINATING LENDER" has the meaning set forth in SECTION 15.1(e).

                  "OVERADVANCE" has the meaning set forth in SECTION 2.6.

                  "PARENT" means Flooring America, Inc., a Delaware corporation.

                  "PARTICIPANT" has the meaning set forth in SECTION 15.1(c).

                  "PAY-OFF LETTER" means a letter, in form and substance reasonably satisfactory to Agent, from Existing Lender respecting the amount necessary to repay in full all of the obligations of each Borrower owing to Existing Lender and obtain a termination or release of all of the Liens existing in favor of Existing Lender in and to the properties or assets of Borrowers and their Subsidiaries.

                  "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

                  "PERMITTED LIENS" means (a) Liens held by the Lender Group,
(b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on SCHEDULE P-1, (d) the interests of lessors under operating leases and purchase money security interests and Liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under SECTION 7.21 and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price (together with interest thereon and costs of collection therefor) of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrowers and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrowers and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrowers, (i) Liens of or resulting from any judgment or award that would not cause a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which a Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Agent, (k) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by any Borrower or the value of the Lender Group's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrowers, and (l) Liens in favor of the Indenture Trustee to the extent permitted by Section 7.8(d) and so long as such Liens are subject to an intercreditor agreement between the Indenture Trustee and Agent, in form and substance satisfactory to Agent.

                  "PERMITTED PROTEST" means the right of a Borrower to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of such Borrower in an amount that is reasonably satisfactory to Agent, (b) any such protest is instituted and diligently prosecuted by such Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of the Lender Group in and to the Collateral.

                  "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "PERSONAL PROPERTY COLLATERAL" means all Collateral other than the Real Property Collateral.

                  "PLAN" means any employee benefit plan, program, or arrangement maintained or contributed to by a Borrower or with respect to which it may incur liability.

                  "PLEDGE AGREEMENT" means that certain Pledge Agreement of even date herewith among Borrowers and Agent, in form and substance satisfactory to Agent, as the same may be modified, amended, supplemented or restated from time to time.

                  "PRO-RATA SHARE" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments.

                  "REAL ESTATE BORROWING BASE" has the meaning set forth in
SECTION 2.1.

                  "REAL PROPERTY" means any estates or interests in real property now owned or hereafter acquired by a Borrower Party.

                  "REAL PROPERTY COLLATERAL" means the parcel or parcels of real property and the related improvements thereto identified on SCHEDULE R-1, and any Real Property hereafter acquired by a Borrower.

                  "REFERENCE RATE" means the variable rate of interest, per annum, most recently announced by Wells Fargo Bank, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

                  "REFERENCE RATE LOAN" means any Advance (or any portion thereof) made or outstanding hereunder during any period when interest on such Advance (or portion thereof) is payable based on the Reference Rate.

                  "REPORTABLE EVENT" means any of the events described in
Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

                  "REQUIRED LENDERS" means, at any time, Agent together with such other Lenders whose Pro Rata Shares together with Agent's aggregate 50.1% or more of the Commitments.

                  "REQUIREMENT OF LAW" means, as to any Person: all (a) (i) statutes and regulations and (ii) court orders and injunctions, arbitrators' decisions, and/or similar rulings, in each instance by any governmental authority, or other body which has jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible and (b) that Person's organizational documents, by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

                  "RESERVE PERCENTAGE" means and refers to, as of the date of determination thereof, the maximum percentage (rounded upward, if necessary to the nearest 1/100th of one percent (1%)), as determined by Agent (or its Affiliates) in accordance with its (or their ) usual procedures (which determination shall be conclusive in the absence of manifest error), that is in effect on such date as prescribed by the Federal Reserve Board for determining the reserve requirements (including supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") by Wells Fargo Bank, National Association or its Affiliates.

                  "RETIREE HEALTH PLAN" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

                  "REVISED ARTICLE 9" has the meaning set forth Section 18.9.

                  "REVOLVING FACILITY USAGE" means, as of any date of determination, the aggregate amount of Advances and undrawn or unreimbursed Letters of Credit outstanding.

                  "SELLER NOTES" means, collectively, (a) that certain Subordinated Promissory Note dated August 9, 1998 in the original principal amount of $18,048,000 from

Parent payable to the order of Shaw Industries, Inc., as amended by that certain letter agreement dated as of December 13, 1999, (b) that certain Promissory Note dated April 8, 1999 in the original principal amount of $480,393.15 from CarpetMAX payable to the order of David Wadsworth, (c) that certain Promissory Note dated April 20, 1999 in the original principal amount of $2,000,000 from CarpetMAX payable to the order of Robert Tiffany, (d) that certain Promissory Note dated May 28, 1999 in the original principal amount of $2,400,000 from Parent payable to the order of Richard H. Hillman and Michael Melkonian, (e) that certain Promissory Note dated July 2, 1999 in the original principal amount of $1,153,850 from Parent payable to the order of Thomas L. Levi, (f) that certain Promissory Note dated July 2, 1999 in the original principal amount of $961,550 from Parent payable to the order of Arthur D. Levi, and (g) that certain Promissory Note dated July 2, 1999 in the original principal amount of $384,600 from Parent payable to the order of John J. Wood; and each of the Seller Notes shall be referred to as a "Seller Note."

                  "SETTLEMENT" has the meaning set forth in SECTION 2.1(i)(i).

                  "SETTLEMENT DATE" has the meaning set forth in SECTION 2.1(i)(i).

                  "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

                  "SENIOR SUBORDINATED NOTES" means those certain 9-1/4% Senior Subordinated Notes due 2007 in the original principal amount of $100,000,000.

                  "SUBSIDIARY" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                  "SUBSIDIARY GUARANTY" means that certain Subsidiary Guaranty of even date herewith among Maxim Equipment Leasing Company, Inc., a Georgia corporation, Floor Source Distributors, Inc., a Georgia corporation, Everythingdecor, Investor Management, Inc., an Alabama corporation, Maxim Industries, Inc. (f/k/a Image Industries, Inc.), a Delaware corporation, and Agent, in form and substance satisfactory to Agent, as the same may be modified, amended, supplemented or restated from time to time.

                  "SUBSIDIARY PLEDGE AGREEMENT" means that certain Subsidiary Pledge Agreement of even date herewith among Maxim Equipment Leasing Company, Inc., a Georgia corporation, Floor Source Distributors, Inc., a Georgia corporation, Everythingdecor, Investor Management, Inc., an Alabama corporation, Maxim Industries, Inc. (f/k/a Image Industries, Inc.), a Delaware corporation, and Agent, in form and substance satisfactory to Agent, a the same may be modified, amended, supplemented or restated from time to time.

                  "SUBSIDIARY SECURITY AGREEMENT" shall mean that certain Subsidiary Security Agreement of even date herewith among Maxim Equipment Leasing Company, Inc., a Georgia corporation, Floor Source Distributors, Inc., a Georgia corporation, Everythingdecor, Investor Management, Inc., an Alabama corporation, Maxim Industries, Inc. (f/k/a Image Industries, Inc.), a Delaware corporation, and Agent, in form and substance satisfactory to Agent, as the same may be modified, amended, supplemented or restated from time to time.

                  "TANGIBLE NET WORTH" means, as of any date of determination, with respect to Parent on a consolidated basis with its Subsidiaries, the difference of (a) total stockholder's equity, MINUS (b) the sum of: (i) all Intangible Assets, (ii) all prepaid expenses, and (iii) all amounts due to Parent (on a consolidated basis with its Subsidiaries) from Affiliates.

                  "TAX REFUND BORROWING BASE" has the meaning set forth in
SECTION 2.1.

                  "TRADEMARK SECURITY AGREEMENT" means that certain Trademark Security Agreement of even date herewith between Borrowers, Everythingdecor and Agent, in form and substance satisfactory to Agent, as the same may be modified, amended, supplemented or restated from time to time.

                  "UNUSED LINE FEE" has the meaning set forth in Section
2.12(b).

                  "VOIDABLE TRANSFER" has the meaning set forth in SECTION 15.8.

              1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent on a consolidated basis unless the context clearly requires otherwise.

              1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

              1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the requisite members of the Lender Group. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

              1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

         2.   LOAN AND TERMS OF PAYMENT.

              2.1 REVOLVING ADVANCES.

                  (a) Subject to the terms and conditions of this Agreement, each Lender agrees to make advances ("Advances") to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Amount LESS the outstanding balance of all undrawn or unreimbursed Letters of Credit, or (ii) the Borrowing Base LESS the aggregate amount of all undrawn or unreimbursed Letters of Credit. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                      (w) THE LESSER OF  --

                          (I) the sum of --

                              (i) eighty-five percent (85%) of Eligible
                  Accounts, LESS the amount, if any, of the Dilution Reserve, and

                              (ii) (A) prior to the Inventory Advance Rate
                  Change Date, twenty-five percent (25%) of the Cost of Eligible Inventory, MINUS the Inventory Reserves, and (B) thereafter, THE LESSER OF (aa) fifty percent (50%) of the Cost of Eligible Inventory and (bb) eighty percent (80%) of the most recently determined Net Liquidation Value multiplied by the Cost of the Inventory, MINUS the Inventory Reserves, and

                          (II) an amount equal to Borrowers' Collections with
                  respect to Accounts for the immediately preceding thirty (30) day period, PLUS

                                    (x) (I) until the earlier of the date one
                  hundred eighty (180) days following the Closing Date and the date Agent, for the benefit of the Lenders, receives the Net Proceeds from the sale/leaseback of the New Headquarters, $10,000,000 and (II) thereafter $-0- (the "Real Estate Borrowing Base"), PLUS

                                    (y) (I) until the earlier of the date
                  forty-five (45) days following the Closing Date, and the date Agent, for the benefit of the Lenders, receives the Net Proceeds from the sale/leaseback of the New Headquarters, $5,000,000 as such amount shall be reduced from time to time by the amount of any Net Proceeds from the sale of any Real Property or any tax refund of Borrowers; PROVIDED, HOWEVER, that such amount shall not be reduced to an amount less than $-0- and (II) thereafter $-0- (the "Tax Refund Borrowing Base"), MINUS

                                    (z) the aggregate amount of reserves, if
                  any, established by Agent under SECTIONS 2.1(b), 6.15 AND 10.

                  (b) Anything to the contrary in this Section notwithstanding, Agent shall have the right to establish reserves against the Borrowing Base in such amounts as Agent, in its reasonable judgment (from the perspective of an asset-based lender) shall deem necessary or appropriate, including reserves (i) on account of sums that any Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document,
(ii) without duplication of the foregoing, on account of amounts owing by any Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust, in the reasonable determination of Agent (from the perspective of an asset-based lender), would be likely to have a priority superior to the Liens of Agent (such as landlord liens, ad valorem taxes, or sales taxes where given priority under applicable law) in and to such item of Collateral, and (iii) on account of the tax refund claim Borrowers intend to make until such time as Borrowers demonstrate to the satisfaction of Agent that they are owed and will receive a tax refund in an amount equal to or in excess of $4,000,000.

                  (c) Amounts borrowed pursuant to this SECTION 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                  (d) PROCEDURE FOR BORROWING. Each Borrowing shall be made upon any Borrower's irrevocable request therefor delivered to Agent (which notice must be received by Agent no later than 1:00 p.m. (Atlanta, Georgia time) on the Funding Date if such advance is for $5,000,000 or less or no later than 1:00 p.m. (Atlanta, Georgia time) on the Business Day immediately preceding the requested Funding Date if such advance is for more than $5,000,000) specifying
(i) the amount of the Borrowing; and (ii) the requested Funding Date, which shall be a Business Day.

                  (e) AGENT'S ELECTION. Promptly after receipt of a request for a Borrowing pursuant to SECTION 2.1(d) in excess of $5,000,000, Agent shall elect, in its discretion, (i) to have the terms of SECTION 2.1(f) apply to such requested Borrowing, or (ii) to make an Agent Loan pursuant to the terms of
SECTION 2.1(g) in the amount of the requested Borrowing. Any requested Borrowing of $5,000,000 or less shall be made as an Agent Loan pursuant to the terms of
SECTION 2.1(g).

                  (f) MAKING OF ADVANCES.

                      (i) In the event that Agent shall elect to have the terms of this SECTION 2.1(f) apply to a requested Borrowing in excess of $5,000,000 as described in SECTION 2.1(e), then promptly after receipt of a request for a Borrowing pursuant to SECTION 2.1(d), Agent shall notify the Lenders, not later than 4:00 p.m. (Atlanta, Georgia time) on the Business Day immediately preceding the Funding Date applicable thereto, by telephone and promptly followed by telecopy, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in same day funds, to such account of Agent as Agent may designate, not later than 3:00 p.m. (Atlanta, Georgia time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in SECTIONS 3.1 and 3.2, Agent shall make the proceeds of such Advances available to Borrowers on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by Agent to the Designated Account; PROVIDED, HOWEVER, that, subject to the provisions of SECTION 2.1(l), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (A) one or more of the applicable conditions precedent set forth in SECTIONS 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on such Funding Date.

                      (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice from Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is paid to Agent such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not paid to Agent on the Business Day following the Funding Date, Agent will notify Borrowers of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date. Any Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within one (1) Business Day after written demand upon it by Agent to do so, shall constitute a "Defaulting Lender" for purposes of this Agreement until such Advance is made, or relieve, excuse or otherwise affect the liability of any Defaulting Lender to Borrowers.

                      (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lender's Commitment shall be deemed to be zero. This section shall remain effective with respect to such Defaulting Lender until (A) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (B) the requisite non-Defaulting Lenders, Agent, and Borrowers shall have waived such Defaulting Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any non-Defaulting Lender, or relieve or excuse the performance by Borrowers of their duties and obligations hereunder.

                  (g) MAKING OF AGENT LOANS.

                      (i) In the event Agent shall elect to have the terms of this SECTION 2.1(g) apply to a requested Borrowing in excess of $5,000,000 as described in SECTION 2.1(e) or in the event of any requested Borrowing of $5,000,000 or less, Agent shall make an

Advance in the amount of such Borrowing (any such Advance made solely by Agent pursuant to this SECTION 2.1(g) being referred to as an "Agent Loan" and such Advances being referred to collectively as "Agent Loans") available to Borrowers on the Funding Date applicable thereto by transferring same day funds to Borrowers' Designated Account. Each Agent Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of SECTION 2.1(l), Agent shall not make any Agent Loan if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in SECTIONS 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in SECTIONS 3.1 or 3.2 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Agent Loan.

                      (ii) The Agent Loans shall be secured by the Collateral and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Obligations pursuant to SECTION 2.7.

                  (h) AGENT ADVANCES.

                      (i) Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default (but without constituting a waiver of such Default or Event of Default), or (2) at any time that any of the other applicable conditions precedent set forth in SECTION 3.1 or 3.2 have not been satisfied, to make Advances to Borrowers on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Obligations, or (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in SECTION 10 (any of the Advances described in this SECTION 2.1(h) being hereinafter referred to as "Agent Advances"); PROVIDED, that Agent shall not make any Agent Advances to Borrowers without the consent of the Required Lenders if the amount thereof would exceed $5,000,000 in the aggregate at any one time.

                      (ii) Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Obligations pursuant to SECTION 2.7.

                  (i) SETTLEMENT. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Agent Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                      (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis and on each Increased Maximum Amount Closing Date, or on a more frequent basis if so determined by Agent, (1) for itself, with respect to each Agent Loan and Agent Advance, and (2) with respect to Collections received and any increase in the Maximum Amount to occur on an Increased Maximum Amount Closing Date, as to each by notifying the Lenders by telephone and promptly followed by telecopy, or other similar form of transmission, of such requested Settlement, no later than 4:00 p.m. (Atlanta, Georgia time) on the Business Date immediately preceding the date of such requested Settlement, including without limitation each Increased Maximum Amount Closing Date (the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Agent Loans, and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the principal, interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including SECTION 2.1(i)(ii)): (y) if a Lender's balance of the Advances, Agent Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Agent Loans, and Agent Advances as of a Settlement Date, then Agent shall by no later than 4:00 p.m. (Atlanta, Georgia time) on the Settlement Date transfer in same day funds to the account of such Lender as such Lender may designate, an amount such that each Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Agent Loans, and Agent Advances; and (z) if a Lender's (including any New Lender's) balance of the Advances, Agent Loans and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Agent Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 3:00 p.m. (Atlanta, Georgia time) on the Settlement Date transfer in same day funds to such account of Agent as Agent may designate, an amount such that each Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Agent Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Agent Loan or Agent Advance and, together with the portion of such Agent Loan or Agent Advance representing Foothill's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

                      (ii) In determining whether a Lender's balance of the Advances, Agent Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Agent Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such Settlement; PROVIDED, HOWEVER, that the closing fee payable by Borrowers under SECTION 2.12(a) shall be distributed to the Lenders within three (3) Business Days following the Closing Date without regard to the netting of amounts owing to or owed by any Lender as part of a Settlement.

                      (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Agent Loans are outstanding, may pay over to Foothill any payments received by Agent, which in accordance with the terms of the Agreement would be applied to the reduction of the Advances, for application to Foothill's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Foothill's Pro Rata Share of the Advances other than to Agent Loans or Agent Advances, as provided for in the previous sentence, Foothill shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement

Dates, Agent with respect to Agent Loans and Agent Advances, and each Lender with respect to the Advances other than Agent Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Agent or the Lenders, as applicable.

                  (j) NOTATION. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Agent Loans and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                  (k) LENDERS' FAILURE TO PERFORM. All Advances (other than Agent Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

                  (l) OVERADVANCES. Agent may make voluntary Overadvances without the written consent of the Required Lenders for amounts charged to the applicable Loan Account for interest, fees or Lender Group Expenses pursuant to
SECTION 2.1(h)(i)(2)(C). If the conditions for borrowing under SECTION 3.2 cannot be fulfilled, Agent may, but is not obligated to, knowingly and intentionally continue to make Advances (including Agent Loans) to Borrowers such failure of condition notwithstanding, so long as, at any time, (i) either
(A) the outstanding Revolving Facility Usage would not exceed the Borrowing Base by more than $5,000,000 or (B) (y) the outstanding Revolving Facility Usage would not exceed the Borrowing Base by more than the amount proposed by Agent and agreed to by the Required Lenders, and (z) such Advances are made pursuant to a plan (proposed by Agent and agreed to by the Required Lenders) for the elimination of the outstanding Revolving Facility Usage in excess of the Borrowing Base, and (ii) the outstanding Revolving Facility Usage (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Amount. The foregoing provisions are for the sole and exclusive benefit of Agent and the Lenders and are not intended to benefit Borrowers in any way. The Advances and Agent Loans, as applicable, that are made pursuant to this SECTION 2.1(l) shall be subject to the same terms and conditions as any other Agent Advance or Agent Loan, as applicable, except that the rate of interest applicable thereto shall be the rate set forth in SECTION 2.7(c)(i) for Reference Rate Loans without regard to the presence or absence of a Default or Event of Default; PROVIDED, that the Required Lenders may, at any time, revoke Agent's authorization contained in this SECTION 2.1(l) to make Overadvances (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses), any such revocation to be in writing and to become effective upon Agent's receipt thereof; PROVIDED FURTHER, HOWEVER, that the making of such Overadvances shall not constitute a waiver of such Event of Default arising therefrom.

                      In the event Agent obtains actual knowledge that Revolving Facility Usage exceeds the amount permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction and/or repayment of any Overadvance, the terms of reduction and/or repayment thereof shall be implemented according to the determination of the Required Lenders.

                      Each Lender shall be obligated to settle with Agent as provided in SECTION 2.1(i) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this SECTION 2.1(l), and any Overadvances resulting from the charging to the applicable Loan Account of interest, fees, or Lender Group Expenses.

                  (m) EFFECT OF BANKRUPTCY. If a case is commenced by or against any Borrower under the Bankruptcy Code, or other statute providing for debtor relief, then, unless approved by the Required Lenders, the Lender Group shall not make additional loans or provide additional financial accommodations under the Loan Documents to such Borrower as debtor or debtor-in-possession, or to any trustee for such Borrower, nor consent to the use of cash collateral (PROVIDED that the applicable Loan Account shall continue to be charged, to the fullest extent permitted by law, for accruing interest, fees, and Lender Group Expenses).

                  (n) DESIGNATED SENIOR INDEBTEDNESS. Borrowers represent, warrant, agree and intend that the Obligations constitute "Senior Indebtedness" and "Designated Senior Indebtedness" under the Indenture, that this Agreement constitutes the "Credit Facility" under the Indenture and that the Lender Group is entitled to all of the benefits of a holder of "Senior Indebtedness" and "Designated Senior Indebtedness" under the Indenture.

              2.2 LETTERS OF CREDIT.

                  (a) AGREEMENT TO CAUSE ISSUANCE; AMOUNTS; OUTSIDE EXPIRATION DATE. Subject to the terms and conditions of this Agreement, Agent agrees to issue letters of credit for the account of any Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of any Borrower. Agent shall have no obligation to issue a Letter of Credit if any of the following would result:

                      (i) the sum of one hundred percent (100%) of the aggregate amount of all other types of undrawn and unreimbursed Letters of Credit, would exceed the Borrowing Base LESS the amount of outstanding Advances (including any Agent Advances and Agent Loans); or

                      (ii) the aggregate amount of all undrawn or unreimbursed Letters of Credit would exceed the lower of: (x) the Maximum Amount LESS the amount of outstanding Advances (including any Agent Advances and Agent Loans); or (y) $5,000,000; or

                      (iii) the outstanding Obligations would exceed the Maximum Amount.

Borrowers expressly understand and agree that Agent shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Borrowers and the Lender Group acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than sixty (60) days prior to the date on which this Agreement is scheduled to terminate under SECTION 3.4 and all such Letters of Credit shall be in form and substance acceptable to Agent in its sole discretion. If the Lender Group is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such amount to Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under SECTION 2.7.

                  (b) INDEMNIFICATION. Each Borrower hereby, jointly and severally, agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, including payments made by the Lender Group, expenses, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit. Borrowers agree to be bound by the issuing bank's regulations and interpretations of any letters of credit guarantied by the Lender Group and opened to or for a Borrower's account or by Agent's interpretations of any Letter of Credit issued by Agent to or for a Borrower's account, even though this interpretation may be different from Borrowers' own, and Borrowers understand and agree that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in any Letter of Credit or any modifications, amendments, or supplements thereto. Borrowers understand that the L/C Guarantees may require the Lender Group to indemnify the issuing bank for certain costs or liabilities arising out of claims by any Borrower against such issuing bank. Each Borrower, jointly and severally, hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Guaranty as a result of the Lender Group's indemnification of any such issuing bank.

                  (c) SUPPORTING MATERIALS. Each Borrower hereby authorizes and directs any bank that issues a letter of credit guaranteed by an L/C Guaranty to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. No Borrower may or may be the "applicant" or "account party" with respect to such letter of credit.

                  (d) COSTS OF LETTERS OF CREDIT. Any and all charges, commissions, fees, and costs incurred by Agent relating to the letters of credit guaranteed by an L/C Guaranty shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Agent.

                  (e) INDEMNIFICATION. Immediately upon the termination of this Agreement, Borrowers agree to either (i) provide cash collateral to be held by Agent in an amount equal to 105% of the maximum amount of the Lender Group's obligations under Letters of Credit, or (ii) cause to be delivered to Agent releases of all of the Lender Group's obligations under outstanding Letters of Credit. At Agent's discretion, any proceeds of Collateral received by Agent after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this SECTION 2.2(e).

                  (f) INCREASED COSTS. If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                      (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                      (ii) there shall be imposed on the issuing bank or the Lender Group any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or the Lender Group of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay on demand such amounts as the issuing bank or Agent may specify to be necessary to compensate the issuing bank or Agent for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in SECTION 2.7(a) OR (c)(i) for Reference Rate Loans, as applicable. The determination by the issuing bank or Agent, as the case may be, of any amount due pursuant to this SECTION 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

                  (g) PARTICIPATIONS.

                      (i) PURCHASE OF PARTICIPATIONS. Immediately upon issuance of any Letter of Credit in accordance with this SECTION 2.2, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the credit support or enhancement provided through Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of a Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                      (ii) DOCUMENTATION. Upon the request of any Lender, Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably by requested by such Lender.

                      (iii) OBLIGATIONS IRREVOCABLE. The obligations of each Lender to make payments to Agent with respect to any Letter of Credit or with respect to any credit support or enhancement provided through Agent with respect to a Letter of Credit, and the obligations of each Borrower to make payments to Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                            (A) any lack of validity or enforceability of this
Agreement or any of the other Loan Documents;

                            (B) the existence of any claim, setoff, defense, or
other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrower or any other Person and the beneficiary named in any Letter of Credit);

                            (C) any draft, certificate, or any other document
presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                            (D) the surrender or impairment of any security for
the performance or observance of any of the terms of any of the Loan Documents;
or

                            (E) the occurrence of any Default or Event of
Default.

              2.3 INTENTIONALLY OMITTED.

              2.4 INTENTIONALLY OMITTED.

              2.5 PAYMENTS.

                  (a) PAYMENTS BY BORROWERS.

                      (i) All payments to be made by any Borrower shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by any Borrower shall be made to Agent for the account of the Lenders or Agent, as the case may be, at Agent's address set forth in SECTION 12, and shall be made in immediately available funds, no later than 2:00 p.m. (Atlanta, Georgia time) on the date specified herein. Any payment received by Agent later than 2:00 p.m. (Atlanta, Georgia time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                      (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                      (iii) Unless Agent receives notice from Borrowers prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers have not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                  (b) APPORTIONMENT AND APPLICATION OF PAYMENTS. Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Advances to which such payments relate held by each Lender) and payments of the fees (other than fees designated for Agent's separate account) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to Agent and all such payments not relating to principal or interest on specific Advances, or not constituting payment of specific fees and all proceeds of Collateral received by Agent, shall be applied, FIRST, to pay any fees or expense reimbursements then due to Agent from Borrowers; SECOND, to pay any fees or expense reimbursements then due to the Lenders from Borrowers; THIRD, to pay interest due in respect of all Advances, including Agent Loans and Agent Advances; FOURTH, to pay or prepay principal of Agent Loans and Agent Advances; FIFTH, ratably to pay principal of the Advances (other than Agent Loans and Agent Advances) and unreimbursed obligations in respect of Letters of Credit; and SIXTH, ratably to pay any other Obligations due to Agent or any Lender by any Borrower. Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in SECTION 2.1(i).

              2.6 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrowers to the Lender Group pursuant to SECTIONS 2.1 AND
2.2 is greater than either the Dollar or percentage limitations set forth in SECTIONS 2.1 AND 2.2 (an "Overadvance"), Borrowers immediately shall pay to Agent, in cash, the amount of such excess to be used by Agent to reduce the Obligations pursuant to the terms of SECTION 2.5(b).

              2.7 INTEREST AND LETTER OF CREDIT FEES: RATES, PAYMENTS, AND CALCULATIONS.

                  (a) INTEREST RATE. Except as provided in clause (c) below, (i) all Eurodollar Rate Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate plus the applicable margin (as calculated below) (the "Margin") in effect with respect to Eurodollar Rate Loans from time to time outstanding, (ii) Reference Rate Loans shall bear interest at a per annum rate equal to the Reference Rate plus the Margin in effect with respect to Reference Rate Loans from time to time outstanding, and (iii) all other Obligations shall bear interest at the per annum rate equal to the Reference Rate plus the Margin in effect with respect to Reference Rate Loans. As of the Closing Date and through and including the date of the one year anniversary of the Closing Date the Margin shall be the applicable per annum rate set forth in the table below;


             Margin for                          Margin for
 Reference Rate Loans from Closing       Eurodollar Rate Loans from
 Date through First Anniversary of       Closing Date through First
           Closing Date:                Anniversary of Closing Date:

                1.00%                               2.75%

provided, however, that on the date immediately following the one year anniversary of the Closing Date and on each date that the financial statements of Borrowers are delivered to the Lenders pursuant to SECTION 6.3(b) for the fiscal year most recently ended, the Margin with respect Eurodollar Rate Loans and Reference Rate Loans shall be adjusted based upon the EBITDA, calculated for the most recently ended fiscal year, as reflected in such financial statements delivered to the Lenders; PROVIDED, HOWEVER, that the adjustment to the Margin occurring on the first day following the one year anniversary of the Closing Date shall be based upon the EBITDA for the fiscal year ended closest to January 31, 2000. Such Margin, as adjusted, expressed as a per annum rate of interest, shall be as follows:


  If EBITDA for the fiscal       Then the Margin for      Then the Margin for Reference
year most recently ended is:    Eurodollar Rate Loans     Rate Loans that are Tranche A
       (000's omitted)                shall be:                 Advances shall be:
----------------------------- -------------------------- --------------------------------
Greater than $27,000                    2.25%                         0.50%
----------------------------- -------------------------- --------------------------------
Equal to or less than                   2.50%                         0.75%
$27,000 but greater than
$25,000
----------------------------- -------------------------- --------------------------------
Equal to or less than                   2.75%                         1.00%
$25,000 but greater than
$23,000
----------------------------- -------------------------- --------------------------------
Equal to or less than                   3.00%                         1.25%
$23,000 but greater than
$21,000
----------------------------- -------------------------- --------------------------------
Equal to or less than                   3.25%                         1.50%
$21,000
----------------------------- -------------------------- --------------------------------


In the event that Borrowers fail to provide the financial statements referred to above in accordance with terms of SECTION 6.3(b), and without prejudice to any additional rights under SECTION 8.1 and SECTION 2.7(c), the Margin shall be one and one-half of one percent (1.50%) per annum with respect to Reference Rate Loans and three and one-quarter of one percent (3.25%) per annum with respect to Eurodollar Rate Loans until two (2) Business Days after the actual delivery of such statements; PROVIDED, HOWEVER, that, notwithstanding the foregoing, the Margin shall not be so adjusted at any time prior to the date immediately following the first anniversary of the Closing Date.

                  (b) LETTER OF CREDIT FEE. Borrowers shall pay Agent, for the benefit of the Lender Group, a fee (in addition to the charges, commissions, fees, and costs set forth in SECTION 2.2(d)) equal to one and one-half of one percent (1.50%) per annum times the Daily Balance of the aggregate undrawn amount of all Letters of Credit that were outstanding during the immediately preceding month.

                  (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations (except for undrawn Letters of Credit) shall bear interest at a per annum rate equal to two percent (2%) above the rate otherwise applicable to such Obligations, and (ii) the Letter of Credit fee provided in SECTION 2.7(b) shall be increased to two and one-half of one percent (2.50%) per annum times the amount of the aggregate undrawn amount of all outstanding Letters of Credit.

                  (d) Intentionally Omitted.

                  (e) PAYMENTS. Interest and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrowers hereby authorize Agent, at its option, without prior notice to any Borrower, to charge such interest and Letter of Credit fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in SECTION 2.2(d) (as and when accrued or incurred), the fees and charges provided for in SECTION 2.12
(as and when accrued or incurred), and all other payments due under any Loan Document to the applicable Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                  (f) COMPUTATION. The Reference Rate as of the date of this Agreement is eight and one-half percent (8.5%) per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

                  (g) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. The parties hereto hereby agree and stipulate that the only charge imposed upon Borrowers for the use of money in connection with this Agreement is and shall be the specific interest and fees described in Article II hereof and in any other Loan Document. Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by Agent or any Lender to third parties or for damages incurred by Agent or any Lender, are charges made to compensate Agent or any such Lender, for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by Agent and Lenders in connection with this Agreement and shall under NO CIRCUMSTANCES BE DEEMED TO BE CHARGES FOR THE USE OF MONEY pursuant to Official Code of Georgia Annotated Sections 7-4-2 and 7-4-18. All charges other than charges for the use of money shall be fully earned and nonrefundable when due. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; PROVIDED, HOWEVER, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, IPSO FACTO as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

                  (h) PROMISE TO PAY. Borrowers, jointly and severally, hereby promise to pay in full to Agent the amount of all Obligations, including the principal amount of all Advances, together with accrued interest, fees and other amounts due thereon, all in accordance with the terms of this Agreement.

              2.8 COLLECTION OF ACCOUNTS.

                  (a) Each Borrower shall irrevocably instruct all credit card processors of Borrowers to remit all Collections held by such credit card processors on a daily basis into any Blocked Account or, at Agent's option, any other bank account and the available portion of such Collections shall be deposited to or sent by electronic funds transfer (including, but not limited to, ACH transfers) on each Business Day to the Credit Card Concentration Account. Each Borrower shall cause all Collections (other than Collections from credit card processors) received by such

Borrower from any source, including without limitation all tax refunds, to be deposited on a daily basis into any Blocked Account or, at Agent's option, any other bank account and the available portion of such Collections shall be deposited to or sent by electronic funds transfer (including, but not limited to, ACH transfers) on each Business Day to the Concentration Account. With respect to such bank accounts that are Blocked Accounts, the applicable Borrower, Agent and the Blocked Account Banks shall enter into Blocked Account Agreements, which, among other things, with respect to all Blocked Accounts (other than the Concentration Account and the Credit Card Concentration Account) will provide for all available cash deposited into a Blocked Account to be sent by electronic funds transfer (including, but not limited to, ACH transfers) each Business Day (i) in the case of Collections from credit card processors, to the Credit Card Concentration Account, and (ii) in the case of all other Collections, to the Concentration Account. With respect to each account (other than Blocked Accounts) into which Collections are deposited, the applicable Borrower shall irrevocably authorize and direct in writing, in form and substance satisfactory to Agent, each such bank to send via wire transfer (including, but not limited to, ACH transfers) each Business Day all available funds deposited into each such account (i) in the case of Collections from credit card processors, to the Credit Card Concentration Account, and (ii) in the case of all other Collections, to the Concentration Account and each such bank shall agree to do so. No Blocked Account Agreement or other arrangement contemplated in this SECTION 2.8(a) shall be modified by any Borrower without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Blocked Account Agreements applicable to the Concentration Account and the Credit Card Concentration Account, all amounts received in the Concentration Account and the Credit Card Concentration Account shall be wired each Business Day into an account (the "Agent's Account") maintained by Agent at a depositary selected by Agent.

                  (b) Borrowers shall not transfer any funds out of or otherwise use funds in the Control Account except in compliance with the Control Agreement; PROVIDED, HOWEVER, that notwithstanding the foregoing Agent will consent to the use of such funds to make the Original Proposed Redemption so long as such Original Proposed Redemption is made in accordance with Section 7.8(a).

                  (c) Borrowers shall not, and shall not permit any of their Subsidiaries to, open or maintain any deposit account or investment account with any bank or other financial institution other than the Designated Account, the Blocked Accounts and the other accounts listed on SCHEDULE 2.8. All deposit accounts and investment accounts of Borrowers and their Subsidiaries are listed on SCHEDULE 2.8.

                  (d) Borrowers covenant and agree to maintain any cash management system implemented pursuant to Section 3.3(d).

              2.9 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any Collections by Agent (whether from transfers to Agent by the Blocked Account Banks pursuant to the Blocked Account Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under SECTION 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Agent's Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Agent shall be entitled to charge Borrowers for Agent's sole account one (1) Business Days of `clearance' or `float' at the rate set forth in SECTION 2.7(a)(iii) or SECTION 2.7(c)(i) with respect to Reference Rate Loans, as applicable, on all Collections that are received by Agent (regardless of whether forwarded by the Blocked Account Banks to Agent, whether provisionally applied to reduce the Obligations under SECTION 2.1, or otherwise). This across-the-board one (1) Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the Lender Group's financing of Borrowers, and shall apply irrespective of the characterization of whether receipts are owned by a Borrower or Agent, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging one
(1) Business Days of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 2:00 p.m. (Atlanta, Georgia time). If any Collection item is received into the Agent's Account on a non-Business Day or after 2:00 p.m. (Atlanta, Georgia time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

              2.10 DESIGNATED ACCOUNT. Agent and the Lender Group are authorized to make the Advances and issue the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to SECTION 2.7(e). Borrowers agree to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by any Borrower and made by the Lender Group hereunder. Unless otherwise agreed by Agent and Borrowers, any Advance requested by a Borrower and made by the Lender Group hereunder shall be made to the Designated Account.

              2.11 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with all Advances made by the Lender Group to any Borrower or for any Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of any Borrower. In accordance with SECTION 2.9, the Loan Account will be credited with all payments received by Agent from any Borrower or for any Borrower's account, including all amounts received in the Agent's Account from any Blocked Account Bank. Agent shall render statements regarding the Loan Account to Borrowers, including principal, interest, fees, and including an itemization of all charges and expenses constituting the Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within thirty (30) days after receipt thereof by Borrowers, Borrowers shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

              2.12 FEES. Borrowers shall pay to Agent for the ratable benefit of the Lender Group (except where otherwise indicated) the following fees:

                  (a) FEE LETTER. On the Closing Date, for the sole account of Agent, the fees set forth in the Fee Letter;

                  (b) UNUSED LINE FEE. On the first day of each month during the term of the Loan Agreement in arrears, an unused line fee in an amount equal to three-eighths of one percent (0.375%) per annum times the Average Unused Portion of the Maximum Amount (the "Unused Line Fee"); and

                  (b) FINANCIAL EXAMINATION, DOCUMENTATION, AND APPRAISAL FEES. For each of the respective sole accounts of Agent and, to the extent a Lender accompanies Agent under SECTION 4.6, such Lender: (i) a fee of $750 per day per examiner, plus out-of-pocket expenses, for each financial analysis and examination (i.e., audits) of Borrowers performed by personnel employed by Agent and any such Lender; (ii) a fee of $750 per day per person, plus out-of-pocket expenses, to set up electronic collateral reporting from Borrowers to Agent; (iii) an appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Agent and any such Lender;
(iv) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrowers or to appraise the Collateral or set up such electronic collateral reporting; and (v) on each anniversary of the Closing Date, a fee of $1,000 per year for the sole account of Agent for Agent's loan documentation review.

All fees provided for in this Agreement and any other Loan Document, including without limitation the fees provided for in Sections 2.12(a), (b) and (c) above shall be fully earned when due and non-refundable when paid.

              2.13 EURODOLLAR RATE LOANS. Any other provisions herein to the contrary notwithstanding, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

                  (a) BORROWING; CONVERSION; CONTINUATION. Any Borrower may from time to time, on or after the Closing Date, request in writing to Agent: (i) Advances to constitute Eurodollar Rate Loans; (ii) that Reference Rate Loans be converted into Eurodollar Rate Loans; or (iii) that existing Eurodollar Rate Loans continue for an additional Interest Period; PROVIDED, HOWEVER, that notwithstanding anything herein which may be construed to the contrary, at all times that the Real Estate Borrowing Base is in effect at least $10,000,000 of Advances must constitute Reference Rate Loans; PROVIDED FURTHER, HOWEVER, that at all times that the Tax Refund Borrowing Base is in effect at least an additional $5,000,000 (or such lesser amount as shall constitute the Tax Refund Borrowing Base) of Advances must constitute Reference Rate Loans. Any such request shall specify the aggregate amount of the requested Eurodollar Rate Loans, the proposed funding date therefor (which shall be a Business Day, and with respect to continued Eurodollar Rate Loans shall be the last day of the Interest Period of the existing Eurodollar Rate Loans being continued), and the proposed Interest Period, in each case subject to the limitations set forth below. Eurodollar Rate Loans may only be made, continued, or extended if, as of the proposed funding date therefor each of the following conditions is satisfied:

                     (v)    no Event of Default exists;

                     (w) no more than five (5) Eurodollar Rate Loans may be in effect at any one time;

                     (x) the amount of each Eurodollar Rate Loan borrowed, converted, or continued must be in an amount not less than $1,000,000 and integral multiples of $500,000 in excess thereof;

                     (y) Agent shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to the Lenders and can be readily determined as of the date of the request for such Eurodollar Rate Loan by a Borrower; and

                     (z)    Agent shall have received such request at least two
                            (2) Business Days prior to the proposed funding date therefor.

Any request by a Borrower to borrow Eurodollar Rate Loans, to convert Reference Rate Loans to Eurodollar Rate Loans, or to continue any existing Eurodollar Rate Loans shall be irrevocable, except to the extent that Agent shall determine under SECTIONS 2.13(a), 2.14 OR 2.15 that such Eurodollar Rate Loans cannot be made or continued.

                  (b) DETERMINATION OF INTEREST PERIOD. By giving notice as set forth in SECTION 2.13(a), any Borrower shall have the option of selecting a one
(1), two (2), or three (3) month Interest Period for such Eurodollar Rate Loan. The determination of Interest Periods shall be subject to the following provisions:

                     (i) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                     (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business Day; PROVIDED, HOWEVER, that if the next succeeding Business Day occurs in the following calendar month, then such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

                     (iii) if any Interest Period begins on the last Business Day of a month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, then the Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                     (iv) no Borrower may select an Interest Period which expires later than the Maturity Date.

                  (c) AUTOMATIC CONVERSION: OPTIONAL CONVERSION BY AGENT. Any Eurodollar Rate Loan shall automatically convert to a Reference Rate Loan upon the last day of the applicable Interest Period, unless Agent has received a request to continue such Eurodollar Rate Loan at least two (2) Business Days prior to the end of such Interest Period in accordance with the terms of SECTION 2.13(a). Any Eurodollar Rate Loan shall, at the Lender Group's option, upon notice to Borrowers, convert to a Reference Rate Loan in the event that (i) an Event of Default shall have occurred and be continuing as of the last day of the Interest Period for such Eurodollar Rate Loan, or (ii) this Agreement is terminated, and Borrowers shall pay to Agent for the benefit of the Lenders any amounts required by SECTION 2.16 as a result thereof.

              2.14 ILLEGALITY. Any other provision herein to the contrary notwithstanding, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (a) the obligation of the Lenders hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such, and convert Reference Rate Loans to

Eurodollar Rate Loans shall forthwith be suspended and (b) the then outstanding Eurodollar Rate Loans, if any, shall be converted automatically to Reference Rate Loans on the respective last days of the then current Interest Periods with respect thereto or within such earlier period as required by law; PROVIDED, HOWEVER, that before any such suspension or conversion, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different lending office if the making of such a designation would allow such Lender or its lending office to continue to perform its obligations to make Eurodollar Rate Loans. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers shall pay to Agent for the benefit of the Lenders such amounts, if any, as may be required pursuant to
SECTION 2.16. If circumstances subsequently change so that the Lenders shall determine that they are no longer so affected, the Lenders promptly will notify Agent and Agent will promptly notify Borrowers, and upon receipt of such notice, the obligations of the Lenders to make or continue Eurodollar Rate Loans or to convert Reference Rate Loans into Eurodollar Rate Loans shall be reinstated.

              2.15 REQUIREMENTS OF LAW.

                  (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by the Lenders with any request or directive (whether or not having the force of law) from any central bank or other governmental authority made subsequent to the date hereof:

                     (i) shall subject any Lender to any tax, levy, charge, fee, reduction, or withholding of any kind whatsoever with respect to this Agreement or any Advance, or change the basis of taxation of payments to any Lender in respect thereof (except for the establishment of a tax based on the net income of such Lender or changes in the rate of tax on the net income of such Lender);

                     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, or similar requirement against assets held by, deposits or other liabilities in or for the account of, loans or other extensions of credit by, or any other acquisition of funds by, any office of any Lender; or

                     (iii) shall impose on any Lender any other condition with respect to this Agreement or any Advance;

and the result of any of the foregoing is to increase the cost to any Lender of making, converting into, continuing, or maintaining Eurodollar Rate Loans or to reduce any amount receivable hereunder in respect of Eurodollar Rate Loans, or to forego any other sum payable thereunder or make any payment on account thereof, then, in any such case, Borrowers shall promptly pay such Lender, upon its demand and submission of a certificate setting forth the information required below, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable; PROVIDED, HOWEVER, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow such Lender or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans and avoid the need for, or materially reduce the amount of, such increased cost. If a Lender becomes entitled to claim any additional amounts pursuant to this SECTION 2.15, such Lender shall notify Agent and Borrowers of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this SECTION 2.15 submitted by a Lender to Agent and Borrowers shall be conclusive in the absence of manifest error. If Borrowers so notify any such Lender within five (5) Business Days after such Lender notifies Borrowers of any increased cost pursuant to the foregoing provisions of this SECTION 2.15 and reimburses such for any cost in accordance with SECTION 2.16, Borrowers may convert all affected Eurodollar Rate Loans then outstanding into Reference Rate Loans in accordance with SECTION 2.13.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any governmental authority made subsequent to the date hereof does or shall have the effect of increasing the amount of capital required to be maintained or reducing the rate of return on such Lender's or such Person's capital as a consequence of its obligations hereunder to a level below that which such Lender or such Person could have achieved but for such change or compliance (taking into consideration such Lender's or such Person's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to Agent and Borrowers of a prompt written request therefor and a certificate setting forth the basis of its determination and computation of the amount or amounts owed (which certificate shall be conclusive absent manifest error), Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Person for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

              2.16 INDEMNITY. Each Borrower, jointly and severally, agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) a default by Borrowers in payment when due of the principal amount of or interest on any Eurodollar Rate Loan, (b) a default by any Borrower in making a borrowing of, conversion into, or continuation of Eurodollar Rate Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) a default by Borrowers in making any prepayment after a Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (d) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto (whether due to the termination of this Agreement upon an Event of Default or otherwise), including, in each case, any such loss or expenses arising from the re-employment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Calculation of all amounts payable to the Lenders under this SECTION 2.16 shall be made as though the Lenders had actually funded the relevant Eurodollar Rate Loan through the purchase of a deposit bearing interest at the Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period; PROVIDED, HOWEVER, that any Lender may fund each of the Eurodollar Rate Loans in a manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this SECTION 2.16. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

              2.17 INCREASED MAXIMUM AMOUNT.

                  (a) Borrower, Agent and any one or more Lenders (including New Lenders) may, but shall not be required, on any date from the Closing Date to the date that is ninety (90) days following the Closing Date, agree that such Lenders shall make or increase the amount of their Commitment by executing an Increased Maximum Amount Activation Notice specifying (i) the amount of such increase in the Maximum Amount, (ii) the amount of each Lender's Commitment or increase in its Commitment, and (iii) the Increased Maximum Amount Closing Date; PROVIDED, HOWEVER, that increases in the Maximum Amount pursuant to this SECTION
2.17 shall not exceed $30,000,000 in the aggregate; PROVIDED FURTHER, HOWEVER, that no Lender shall have any obligation to participate in any increase described in this SECTION 2.17 unless it agrees to do so in its sole discretion; PROVIDED, FURTHER, HOWEVER, that any such increase in the Maximum Amount shall be subject to (A) Borrowers' ability to appropriately report Borrowing Base Collateral as determined by Agent in its sole discretion and Agent's execution of an Increased Maximum Amount Activation Notice shall evidence such determination by Agent and (B) payment of the fees provided for in the Fee Letter that are due and payable on such Increased Maximum Amount Closing Date.

                  (b) Any additional bank, financial institution or other entity which, with the consent of Borrowers (which consent will not be unreasonably withheld) and Agent, elects to become a "Lender" under this Agreement in connection with any transaction described in SECTION 2.17(a) hereof must be an "Eligible Transferee" and must execute a New Lender Supplement substantially in the form of EXHIBIT E (each, a "New Lender Supplement"), whereupon such bank, financial institution or other entity (a "New Lender") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

              2.18 ALL OBLIGATIONS TO CONSTITUTE JOINT AND SEVERAL OBLIGATIONS. All Obligations shall constitute joint and several obligations of the Borrowers and shall be secured by Agent's security interest (on behalf of the Lender Group) and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time hereafter granted by any Borrower Party to Agent or any other member of the Lender Group to the extent provided in the Loan Documents under which such Lien arises. Each Borrower expressly represents and acknowledges that it is part of a common enterprise with the other Borrowers and that any financial accommodations by the Lender Group, or any of them, to any other Borrower hereunder and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to all Borrowers. Each Borrower acknowledges that any request for an Advance, request for the issuance of a Letter of Credit, conversion request or other notice given by any Borrower to Agent or any other member of the Lender Group shall bind all Borrowers, and that any notice given by Agent or any other member of the Lender Group to any Borrower shall be effective with respect to all Borrowers. Each Borrower acknowledges and agrees that each Borrower shall be liable, on a joint and several basis, for all of the Advances and other Obligations, regardless of which Borrower actually may have received the proceeds of any of the Advances or other extensions of credit or have had Letters of Credit issued hereunder or the amount of such Advances received, Letters of Credit issued or the manner in which Agent accounts among Borrowers for such Advances, Letters of Credit or other extensions of credit on its books and records, and further acknowledges and agrees that Loans to any Borrower inure to the mutual benefit of all of the Borrowers and that Agent and the other members of the Lender Group are relying on the joint and several liability of the Borrowers in extending the Advances and other financial accommodations hereunder.

Each Borrower shall be entitled to subrogation and contribution rights from and against the other Borrowers to the extent any Borrower is required to pay to the Lenders or any other member of the Lender Group any amount in excess of the Loans advanced directly to, or other Obligations incurred directly by, such Borrower or as otherwise available under applicable law; PROVIDED, HOWEVER, that such subrogation and contribution rights are and shall be subject to the terms and conditions of SECTION 2.18 hereof.

              2.19 MAXIMUM BORROWER LIABILITY.

                  (a) It is the intent of the Borrowers, Agent, and the Lenders and any other Person holding any of the Obligations that each Borrower's maximum obligations hereunder (such Borrower's "Maximum Borrower Liability") in any case or proceeding referred to below (but only in such a case or proceeding) shall not be in excess of:

                      (i) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code on or within one (1) year from the date on which any of the Obligations of such Borrower are incurred, the maximum amount that would not otherwise cause the Obligations of such Borrower hereunder (or any other Obligations of such Borrower to Agent, any other member of the Lender Group or any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                      (ii) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code subsequent to one (1) year from the date on which any of the Obligations of such Borrower are incurred, the maximum amount that would not otherwise cause the Obligations of such Borrower hereunder (or any other Obligations of such Borrower to Agent, any other member of the Lender Group or any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                      (iii) in a case or proceeding commenced by or against such Borrower under any law, statute or regulation other than the Bankruptcy Code relating to dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization or similar debtor relief from time to time in effect affecting the rights of creditors generally (collectively, "Other Debtor Relief Law"), the maximum amount that would not otherwise cause the Obligations of such Borrower hereunder (or any other Obligations of such Borrower to Agent, any other member of the Lender Group or any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under such Other Debtor Relief Law, including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding. (The substantive state or federal laws under which the possible avoidance or unenforceability of the Obligations of any Borrower hereunder (or any other Obligations of such Borrower to Agent, any other member of the Lender Group or any other Person holding any of the Obligations) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

                  (b) To the extent set forth in this SECTION 2.19, but only to the extent that the Obligations of any Borrower hereunder, or the transfers made by such Borrower under any Security Document, would otherwise be subject to avoidance under any Avoidance Provisions if such Borrower is not deemed to have received valuable consideration, fair value, fair consideration or reasonably equivalent value for such transfers or obligations, or if such transfers or obligations of any Borrower hereunder would render such Borrower insolvent, or leave such Borrower with an unreasonably small capital or unreasonably small assets to conduct its business, or cause such Borrower to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the obligations of such Borrower are deemed to have been incurred and transfers made under such Avoidance Provisions, then the obligations of such Borrower hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Obligations of such Borrower hereunder (or any other Obligations of such Borrower to Agent, any other member of the Lender Group or any other Person holding any of the Obligations), as so reduced, to be subject to avoidance under such Avoidance Provisions. This
SECTION 2.19(b) is intended solely to preserve the rights hereunder of Agent, the other members of the Lender Group and any other Person holding any of the Obligations to the maximum extent that would not cause the obligations of the Borrowers hereunder to be subject to avoidance under any Avoidance Provisions, and none of the Borrowers nor any other Person shall have any right, defense, offset, or claim under this SECTION 2.19(b) as against Agent, any other member of the Lender Group or any other Person holding any of the Obligations that would not otherwise be available to such Person under the Avoidance Provisions.

                  (c) Each Borrower agrees that the Obligations may at any time and from time to time exceed the Maximum Borrower Liability of such Borrower, and may exceed the aggregate Maximum Borrower Liability of all Borrowers hereunder, without impairing this Agreement or any provision contained herein or affecting the rights and remedies of the Lender Group, or any of them, hereunder.

                  (d) In the event any Borrower (a "Funding Borrower") shall make any payment or payments under this Agreement or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations hereunder, each other Borrower (each, a "Contributing Borrower") shall contribute to such Funding Borrower an amount equal to such payment or payments made, or losses suffered, by such Funding Borrower determined as of the date on which such payment or loss was made multiplied by the ratio of (i) the Maximum Borrower Liability of such Contributing Borrower (without giving effect to any right to receive any contribution or other obligation to make any contribution hereunder), to (ii) the aggregate Maximum Borrower Liability of all Borrowers (including the Funding Borrowers) hereunder (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this SECTION 2.19(d) shall affect any Borrower's joint and several liability to Agent, and the other members of the Lender Group for the entire amount of its Obligations. Each Borrower covenants and agrees that its right to receive any contribution hereunder from a Contributing Borrower shall be subordinate and junior in right of payment to all obligations of the Borrowers to Agent and the other members of the Lender Group hereunder.

                  (e) No Borrower will exercise any rights which it may acquire by way of subrogation hereunder or under any other Loan Document or at law by any payment made hereunder or otherwise, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower in respect of payments made by such Borrower hereunder or under any other Loan Document, until all amounts owing to Agent and the other members of the Lender Group on account of the Obligations are paid in full in cash (or, with respect to Letter of Credit Obligations, are cash collateralized or supported by a Letter of Credit acceptable to Agent in the amount of one hundred five percent (105%) of the outstanding Letters of Credit) and the Commitments are terminated. If any amounts shall be paid to any Borrower on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Borrower in trust for Agent and the other members of the Lender Group, segregated from other funds of such Borrower, and shall, forthwith upon receipt by such Borrower, be turned over to Agent in the exact form received by such Borrower (duly endorsed by such Borrower to Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided for herein.

         3.   CONDITIONS; TERM OF AGREEMENT.

              3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE AND INITIAL LETTER OF CREDIT. The obligation of the Lender Group to make the initial Advance or to issue the initial Letter of Credit is subject to the fulfillment, to the satisfaction of Agent and its counsel, of each of the following conditions on or before the Closing Date:

                  (a) the Closing Date shall occur on or before March 1, 2000.

                  (b) Agent shall have received searches reflecting the filing of its financing statements and fixture filings;

                  (c) Agent shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                     a.     the Disbursement Letter;

                     b. the Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrowers and their Subsidiaries;

                     c.     the Mortgages;

                     d.     the Trademark Security Agreement;

                     e.     the Pledge Agreement;

                     f.     the Assignment of Notes;

                     g.     the Subsidiary Guaranty;

                     h.     the Subsidiary Pledge Agreement;

                     i.     the Subsidiary Security Agreement;

                     j.     the Environmental Indemnity Agreement; and

                     k.     the Control Agreement.

                  (d) Agent shall have received a certificate from the Secretary of each Borrower attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same;

                  (e) Agent shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

                  (f) Agent shall have received a certificate of status with respect to each Borrower, dated within ten (10) days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

                  (g) Agent shall have received certificates of status with respect to each Borrower, each dated within fifteen (15) days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions; (h) Agent shall have received a certificate of insurance, as are required by SECTION 6.10, the form and substance of which shall be satisfactory to Agent and its counsel;

                  (i) Agent shall have received those duly executed certificates of title in the possession of Borrowers with respect to that portion of the Collateral that is subject to certificates of title;

                  (j) Agent shall have received such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Agent may require;

                  (k) Agent shall have received an opinion of Borrowers' counsel in form and substance satisfactory to Agent in its sole discretion;

                  (l) Agent shall have received (i) an appraisal of the New Headquarters, satisfactory to Agent, and (ii) mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Agent (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Agent assuring Agent that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to Agent;

                  (m) Agent shall have received a phase-I environmental report and a real estate survey shall have been completed with respect to the Real Property Collateral and copies thereof delivered to Agent; the environmental consultants and surveyors retained for such reports or surveys, the scope of the reports or surveys, and the results thereof shall be acceptable to Agent in its sole discretion;

                  (n) Agent shall have received satisfactory evidence that all tax returns required to be filed by each Borrower have been timely filed and all taxes upon each Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                  (o) Agent shall have received evidence satisfactory to it that, after making the initial Advance and the issuance of any Letters of Credit on the Closing Date, the repayment of the Existing Indebtedness and the use of the proceeds of the Advances made on the

Closing Date, Borrowers shall have unrestricted cash on hand and Availability, less the increase, if any, in Borrowers' accounts payable over sixty (60) days past due since Agents prospect audit, in an amount equal to or greater than $5,000,000;

                  (p) Agent shall have received satisfactory reference checks on key management;

                  (q) Agent shall have completed a satisfactory field audit; and

                  (r) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and its counsel.

              3.2 CONDITIONS PRECEDENT TO ALL ADVANCES AND ALL LETTERS OF CREDIT. The following shall be conditions precedent to all Advances and all Letters of Credit hereunder:

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against any Borrower, the Lender Group or any of their Affiliates.

              3.3 CONDITION SUBSEQUENT. As a condition subsequent to initial closing hereunder, Borrowers shall perform or cause to be performed the following (the failure by any Borrower to so perform or cause to be performed constituting an Event of Default):

                  (a) on or before February 2, 2000, Borrowers shall have delivered to Agent local counsel opinions in form and substance satisfactory to Agent from with respect to each of the states (other than Georgia and New Mexico) in which Real Estate Collateral is located;

                  (b) on or before February 2, 2000, Borrowers shall have delivered to Agent endorsements to the Pledged Notes (as defined in the Assignment of Notes) in form and substance satisfactory to Agent;

                  (c) on or before February 7, 2000, Borrowers shall have delivered to Agent a Blocked Account Agreement for each of the Credit Card Concentration Account and the Concentration Account;

                  (d) on or before February 7, 2000, Borrowers shall have delivered to Agent a loss payable endorsement meeting the requirements of
Section 6.10;

                  (e) on or before February 14, 2000, Borrowers shall have delivered to Agent a Credit Card Agreement from each credit card processor of each Borrower;

                  (f) on or before February 15, 2000, Borrowers shall have complied with Section 6.16;

                  (g) on or before the date twenty (20) days following the Closing Date, Borrowers shall have delivered to Agent evidence that the Liens referenced on Schedule 3.3 have been terminated. Prior to such date, such Liens shall be deemed to be Permitted Liens;

                  (h) on or before the date thirty (30) days following the Closing Date, Borrowers shall have delivered to Agent certified copies of the policies of insurance, together with the endorsements thereto, as are required by SECTION 6.10, the form and substance of which shall be reasonably satisfactory to Agent and its counsel;

                  (i) on or before the date thirty (30) days following the Closing Date, Borrowers shall have delivered to Agent updated projections for Borrowers on a monthly basis for each month from the date of delivery to the fiscal year ending closest to January 31, 2001, in form satisfactory to Agent;

                  (j) on or before the date forty-five (45) days following the Closing Date, Borrowers shall have delivered to Agent a Blocked Account Agreement in form and substance reasonably acceptable to Agent for a new Concentration Account, evidence that the Concentration Account in existence on the Closing Date has been closed, and all documentation necessary to provide that all Collections deposited into any Blocked Account (other than the new Concentration Account) will thereafter be transferred to the new Concentration Account on a daily basis as otherwise provided for in the relevant Blocked Account Agreement;

                  (k) on or before the date ninety (90) days following the Closing Date, Borrowers shall have implemented a new cash management system acceptable to Agent in its reasonable discretion;

                  (l) on or before the date sixty (60) days following the Closing Date, Agent shall have received a new appraisal of the Inventory acceptable to Agent in its reasonable discretion;

                  (m) on or before the date sixty (60) days following the Closing Date, Borrowers shall have demonstrated to Agent their ability to appropriately report on Borrowing Base Collateral as determined by Agent in its discretion;

                  (n) on or before the date sixty (60) days following the Closing Date, Borrowers shall have used their best efforts to consummate a sale/leaseback of the New Headquarters; and

                  (o) on or before the date ninety (90) days following the date of request, Borrowers shall deliver to Agent such certificates of title for Borrowers' vehicles as shall be requested by Agent.

              3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrowers and the Lender Group and shall continue in full force and effect for a term ending on the date (the "Maturity Date") that is five (5) years from the Closing Date, unless sooner terminated pursuant to the terms hereof. The foregoing notwithstanding, Agent (on behalf of the Lender Group) shall have the right to terminate the Lender Group's obligations under this

Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

              3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including the obligation to deposit cash collateral to secure contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrowers of Borrowers' duties, Obligations, or covenants hereunder, and the Lender Group's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligation to provide additional credit hereunder is terminated.

              3.6 EARLY TERMINATION BY BORROWERS. The provisions of SECTION 3.4 that provide for termination of this Agreement on the Maturity Date notwithstanding, Borrowers have the option, at any time upon ninety (90) days prior written notice to Agent, to terminate this Agreement by paying to Agent (for the ratable benefit of the Lender Group), in cash, the Obligations (including an amount equal to 105% of the undrawn amount of the Letters of Credit to secure contingent reimbursement obligations with respect to outstanding Letters of Credit), in full, together with a premium (the "Early Termination Premium") equal to (a) five percent (5%) of the Commitments if this Agreement is terminated on or before the first anniversary of the Closing Date,
(b) four percent (4%) of the Commitments if this Agreement is terminated after the first anniversary of the Closing Date and on or before the second anniversary of the Closing Date, (c) three percent (3%) of the Commitments if this Agreement is terminated after the second anniversary of the Closing Date and on or before the third anniversary of the Closing Date, and (d) one percent (1%) of the Commitments if this Agreement is terminated after the third anniversary of the Closing Date and prior to the Maturity Date; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Early Termination Premium shall be an amount equal to two and one-half percent (2.5%) of the Commitments if this Agreement is terminated during the Honeymoon Period so long as Borrowers shall have used their best efforts to appropriately report Borrowing Base Collateral, as determined by Agent in its discretion, and Agent shall not have determined that the Inventory Advance Rate Change Date has occurred; PROVIDED FURTHER, HOWEVER, that no Early Termination Premium shall be payable if the Obligations (including an amount equal to 105% of the undrawn amount of the Letters of Credit to secure contingent reimbursement obligations with respect to outstanding Letters of Credit) are paid in full and this Agreement is terminated from the proceeds of any of the following: (i) a refinancing provided or arranged by Wells Fargo Bank, National Association, (ii) a "going private" transaction, (iii) a sale of Parent, or (iii) a transaction in which a secondary equity offering is consummated by Parent in an amount sufficient to satisfy the Obligations in full.

              3.7 TERMINATION UPON EVENT OF DEFAULT. If the Lender Group terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lender Group's lost profits as a result thereof, Borrowers shall pay to Agent (for the ratable benefit of the Lender Group) upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by the Lender Group as the result of the early termination and Borrowers agree that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this SECTION 3.7 shall be deemed included in the Obligations.

         4.   CREATION OF SECURITY INTEREST.

              4.1 GRANT OF SECURITY INTEREST. Each Borrower hereby grants to Agent for the benefit of the Lender Group a continuing security interest in all currently existing and hereafter acquired or arising Personal Property Collateral of such Borrower in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. The security interests of Agent for the benefit of the Lender Group in the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of the Lender Group or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except as expressly permitted by SECTION 7.4, Borrowers have no authority, express or implied, to dispose of any item or portion of the Personal Property Collateral or the Real Property Collateral.

              4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, the applicable Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

              4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after a Default or Event of Default has occurred and is continuing, Agent or Agent's designee may (a) notify customers or Account Debtors of each Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by such Borrower.

              4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Agent, each Borrower shall execute and deliver to Agent all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent reasonably may request, in form satisfactory to Agent, to perfect and continue perfected the Liens of the Lender Group in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

              4.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in SECTION 4.4, sign the name of such Borrower on any of the documents described in SECTION 4.4, (b) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, sign such Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Agent, to receive and open all mail addressed to such Borrower, and to retain all mail relating to the Collateral and forward all other mail to such Borrower, (f) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Agent deems itself insecure, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as each Borrower's attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligation to extend credit hereunder is terminated.

              4.6 RIGHT TO INSPECT. Agent (through any of its officers, employees, or agents), and together with any Lender that so elects, shall have the right, from time to time hereafter to inspect the Borrower's Books of each Borrower and to check, test, and appraise the Collateral in order to verify each Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. Borrowers acknowledge and agree that, prior to a Default or Event of Default, Agent intends to engage a third party appraiser at Borrowers' expense to update the Inventory appraisal on a quarterly basis.

         5.   REPRESENTATIONS AND WARRANTIES.

              In order to induce the Lender Group to enter into this Agreement, each Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance or the issuance of each Letter of Credit thereafter, as though made on and as of the date of such Advance or issuance of such Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

              5.1 NO ENCUMBRANCES. Each Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

              5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrowers' business, unconditionally owed to the applicable Borrowers without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. No Borrower has received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

              5.3 ELIGIBLE INVENTORY. All Eligible Inventory is of good and merchantable quality, free from defects.

              5.4 EQUIPMENT. All of the Equipment (except Equipment which is being repaired or has become obsolete or reached the end of its useful life or is fully depreciated) is used or held for use in Borrowers' business and is fit for such purposes.

              5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Agent's prior written consent) and are located only at the locations identified on SCHEDULE 6.12 or otherwise permitted by SECTION 6.12.

              5.6 INVENTORY RECORDS. Each Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and such Borrower's cost therefor.

              5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of each Borrower Party is located at the address indicated on SCHEDULE
5.7 and each Borrower Party's FEIN is set forth on SCHEDULE 5.7.

              5.8  DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                   (a) Each Borrower Party is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

                   (b) Set forth on SCHEDULE 5.8, is a complete and accurate list of each Borrower Party's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares or units, as applicable of each class of Capital Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares, units or percentage interest, as applicable, of each such class owned directly or indirectly by each Borrower Party. All of the outstanding Capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                   (c) Except as set forth on SCHEDULE 5.8, no Capital Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Capital Stock) of any direct or indirect Subsidiary of any Borrower Party is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

              5.9  DUE AUTHORIZATION; NO CONFLICT.

                   (a) The execution, delivery, and performance by each Borrower Party of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                   (b) The execution, delivery, and performance by each Borrower Party of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to such Borrower Party, the governing documents of such Borrower Party, or any order, judgment, or decree of any court or other governmental authority binding on such Borrower Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of such Borrower Party, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Borrower Party, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Borrower Party, which approval or consent as the case may be has not been obtained.

                   (c) Other than (i) the filing of appropriate financing statements, fixture filings, the Trademark Security Agreement with the United States Patent and Trademark Office and mortgages and (ii) the registration of Agent's security interest in vehicles with appropriate state authorities, the execution, delivery, and performance by each Borrower Party of this Agreement and the Loan Documents to which such Borrower Party is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other governmental authority or other Person.

                   (d) This Agreement and the Loan Documents to which each Borrower Party is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower Party will be the legally valid and binding obligations of such Borrower Party, enforceable against such Borrower Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                   (e) The Liens granted by each Borrower Party to Agent (for the benefit of the Lender Group) in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

              5.10 LITIGATION. There are no actions or proceedings pending by or against any Borrower Party before any court or administrative agency and no Borrower Party has knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving any Borrower Party or any guarantor of the Obligations in excess of $100,000, except for: (a) ongoing collection matters in which a Borrower Party is the plaintiff; (b) matters disclosed on SCHEDULE 5.10; and (c) matters arising after the date hereof that, if decided adversely to a Borrower Party, would not result in a Material Adverse Change.

              5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to any Borrower Party or any guarantor of the Obligations that have been delivered by Borrower Parties to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the applicable Borrower Party's (or such guarantor's, as applicable) financial condition as of the date thereof and the applicable Borrower Party's results of operations for the period then ended. There has not been a Material Adverse Change with respect to any Borrower Party (or such guarantor, as applicable) since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

              5.12 SOLVENCY. Each Borrower Party is Solvent. No transfer of property is being made by any Borrower Party and no obligation is being incurred by any Borrower Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Borrower Party.

              5.13 EMPLOYEE BENEFITS. None of any Borrower Party or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on SCHEDULE 5.13. Each Borrower Party and each ERISA Affiliate have satisfied the minimum funding standards of

ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of any Borrower Party or any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect material unfunded liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of any Borrower Party or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

              5.14 ENVIRONMENTAL CONDITION. No Borrower Party's properties or assets have ever been used by a Borrower Party or, to the best of each Borrower Party's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials other than in compliance with applicable law. No Borrower Party's properties or assets have ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by a Borrower Party. No Borrower Party has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by such Borrower Party resulting in the releasing or disposing of Hazardous Materials into the environment.

              5.15 INTELLECTUAL PROPERTY. No Borrower Party owns, licenses or has any rights to or interest in any patents, trade names, trademarks, servicemarks, registered copyrights, or any application for the registration of any of the foregoing, except as set forth on SCHEDULE 5.15.

              5.16 BROKER'S FEES. No broker's or finder's fees or commissions are payable in connection with the closing of this Agreement or the transactions contemplated hereby. Agent and Borrowers agree that no broker has been used in this transaction. Notwithstanding the foregoing, any brokerage commissions or fees payable in connection with the financing provided for herein shall be payable by Borrowers. Borrowers agree to indemnify, defend and hold the Lender Group harmless from and against any claim of any broker or finder arising out of the financing provided for herein.

         6.   AFFIRMATIVE COVENANTS.

              Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, each Borrower shall do all of the following:

              6.1 ACCOUNTING SYSTEM. Maintain a standard and modern system of accounting that enables each Borrower Party to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be reasonably requested by Agent. Each Borrower also shall keep, and shall cause each of its Subsidiaries to keep, a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

              6.2 COLLATERAL REPORTING. Provide Agent with the following documents at the following times in form satisfactory to Agent: (a) weekly, a Borrowing Base Certificate summarizing sales, cash collections, changes in Accounts and a calculation of the Borrowing Base as of such date, (b) on a monthly basis and, in any event, by no later than the twentieth (20th) day of each month with respect to February, March and April, 2000 and thereafter by no later than the


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


fifteenth (15th) day of each month during the term of this Agreement, (i) a detailed calculation of the Borrowing Base, and (ii) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent, (c) on a monthly basis and, in any event, by no later than the twentieth (20th) day of each month with respect to February, March and April, 2000 and thereafter by no later than the fifteenth
(15th) day day of each month during the term of this Agreement, a summary aging, by vendor, of each Borrower's accounts payable and any book overdraft, (d) on a weekly basis, Inventory reports specifying each Borrower's cost of its Inventory by category, with additional detail showing additions to and deletions from the Inventory, (e) on a weekly basis, unless previously reported in Section 6.2(a), notice of all returns, disputes, or claims, (f) upon request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by each Borrower, purchase orders and invoices, (g) on a quarterly basis, a detailed list of each Borrower's commercial customers with purchases from Borrowers in excess of $50,000 per month, and (h) such electronic data or other reports as to the Collateral or the financial condition of any Borrower as Agent may reasonably request from time to time. Original sales invoices evidencing daily sales shall be mailed by the applicable Borrower to each Account Debtor and, at Agent's direction upon the occurrence and during the continuance of a Default or Event of Default, the invoices shall indicate on their face that the Account has been assigned to Agent (for the benefit of the Lender Group) and that all payments are to be made directly to Agent.

              6.3  FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to
Agent: (a) as soon as available, but in any event within thirty (30) days after the end of each month that is not a fiscal quarter end and within forty-five
(45) days after the end of each month that is a fiscal quarter end during each of Parent's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Parent's operations during such period; and
(b) as soon as available, but in any event within ninety (90) days after the end of each of Parent's fiscal years, financial statements of Parent for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications or explanatory paragraphs, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Agent stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. In addition to the financial statements referred to above, Borrowers agree to deliver financial statements prepared on a consolidating basis so as to present Parent and each Subsidiary of Parent separately, and on a consolidated basis.

                   Together with the above, Borrowers also shall deliver to Agent Parent's and, as applicable, any Subsidiary of Parent's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Parent or any Subsidiary of Parent with the Securities and Exchange Commission as soon as the same are filed, or any other information that is provided by any Borrower or any Subsidiary of any Borrower to its shareholders, the Indenture Trustee or the holders of the Senior Subordinated Notes and any other report reasonably requested by Agent relating to the financial condition of Borrowers and their Subsidiaries. Borrowers also shall deliver to Agent copies of all press releases issued by any Borrower Party.

                   Each month, together with the financial statements provided pursuant to SECTION 6.3(a), Borrowers shall deliver to Agent a certificate signed by its chief financial officer or corporate controller to the effect that: (i) all financial statements delivered or caused to be delivered to Agent hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrowers, (ii) the representations and warranties of the Borrower Parties contained in this Agreement and the other Loan Documents, as applicable, are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in SECTION 7.20 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in SECTION 7.20, and (iv) on the date of delivery of such certificate to Agent there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or proposes to take with respect thereto).

                   Parent shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Agent and to release to Agent whatever financial information concerning Borrowers that Agent may request. Borrowers hereby irrevocably authorize and direct all auditors, accountants, or other third parties to deliver to Agent, at Borrowers' expense, copies of Parent's and its Subsidiaries' financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Agent any information they may have regarding Parent's and its Subsidiaries' business affairs and financial conditions.

              6.4 TAX RETURNS; TAX REFUND CLAIMS. Deliver to Agent copies of each Borrower Party's future federal income tax returns and any other tax refund claims, and any amendments thereto, within thirty (30) days of the filing thereof with the Internal Revenue Service or comparable state authority.

              6.5  INTENTIONALLY OMITTED.

              6.6 RETURNS. Cause returns and allowances, if any, as between any Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of such Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to a Borrower, such Borrower promptly shall determine the reason for such return and, if such Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to a Borrower, such Borrower promptly shall determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

              6.7 TITLE TO EQUIPMENT. Upon Agent's request, each Borrower immediately shall deliver to Agent, properly endorsed or otherwise indicating Agent's security interest therein, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment as to which a certificate of title has been issued or is required to be issued.

              6.8 MAINTENANCE OF EQUIPMENT. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, no

Borrower shall (without the consent of Agent (which consent will not be withheld upon the execution and delivery of such documents as may be required in order to maintain Agent's first priority security interest therein)) permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall (unless consented to by Agent as set forth above) at all times remain personal property.

              6.9 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Borrower Party or any property of any Borrower Party to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Each Borrower shall, and shall cause its Subsidiaries to, make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it or them by law, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Each Borrower will, and will cause each of its Subsidiaries to, make timely payment or deposit of all tax payments and withholding taxes required of it or them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that such Borrower and its Subsidiaries have made such payments or deposits.

              6.10 INSURANCE.

                   (a) At its expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Each Borrower also shall, and shall cause its Subsidiaries to, maintain business interruption, public liability, product liability, and property damage insurance relating to such Borrower's or its Subsidiaries' ownership and use of the Personal Property Collateral and the Collateral (as defined in the Subsidiary Security Agreement), as applicable, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                   (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure the Improvements and Chattels (as such terms are defined in the Mortgages), for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Agent may require, but in any event in amounts sufficient to prevent any Borrower Party from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in an amount of not less than the amount in place on the Closing Date; (iii) business rental insurance covering annual receipts for a twelve (12) month period for each parcel of Real Property Collateral; and (iv) insurance for such other risks as Agent may reasonably require. Replacement costs, at Agent's option, may be redetermined by an insurance appraiser, satisfactory to Agent, not more frequently than once every twelve (12) months at Borrowers' cost.

                   (c) At its expense, maintain key man life insurance policies with respect to the following individuals and in the following amounts:


                   Name                               Amount
                A.J. Nassar                        $2,000,000



                        The applicable Borrower shall furnish Agent with a collateral assignment of such life insurance policy, shall record such collateral assignment with the issuer of the policy, and shall furnish proof of such issuer's acceptance of such assignment. All proceeds payable under such life insurance policy shall be payable to Agent (for the ratable benefit of the Lenders) to be applied on account of the Obligations.

                   (d) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Agent. All insurance required herein shall be written by companies which are authorized to do insurance business in the State of Georgia or California. All hazard insurance and such other insurance as Agent shall specify, shall contain a California Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Agent, showing Agent (for the ratable benefit of the Lenders) as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this SECTION 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after thirty
(30) days prior written notice to Agent (for the ratable benefit of the Lenders) and that any loss payable thereunder shall be payable notwithstanding any act or negligence of a Borrower or the Lender Group which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by the Lender Group pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Borrowers shall deliver to Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

                   (e) Original policies or certificates thereof satisfactory to Agent evidencing such insurance shall be delivered to Agent at least thirty
(30) days prior to the expiration of the existing or preceding policies. Borrowers shall give Agent prompt notice of any loss covered by such insurance, and Agent shall have the right to adjust any loss. Agent shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to any Borrower Party whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Agent (for the ratable benefit of Lenders) to be applied at the option of Agent either to the prepayment of the Obligations without premium, in such order or manner as Agent may elect, or shall be disbursed to Borrowers under stage payment terms satisfactory to Agent for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Agent shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Agent shall determine.

                   (f) No Borrower shall, nor shall any Borrower permit its Subsidiaries to, take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this SECTION 6.10, unless Agent is included thereon as named insured with the loss payable to Agent (for the ratable benefit of Lenders) under a standard California 438BFU
(NS) Mortgagee endorsement, or its local equivalent. Borrowers immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Agent.

              6.11 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of any Borrower Party without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

              6.12 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on SCHEDULE 6.12; PROVIDED, HOWEVER, that Borrowers may amend SCHEDULE 6.12 so long as such amendment occurs by written notice to Agent not less than thirty (30) days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrowers provide any financing statements or fixture filings necessary to perfect and continue perfected (the Lien of Agent for the benefit of the Lender Group) security interests in such assets and also provide to Agent a Collateral Access Agreement.

              6.13 COMPLIANCE WITH LAWS. Comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to cause a Material Adverse Change.

              6.14 EMPLOYEE BENEFITS.

                   (a) Deliver to Agent: (i) Promptly, and in any event within ten (10) Business Days after any Borrower Party knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer or corporate controller of Parent describing such ERISA Event and any action that is being taking with respect thereto by the Borrower Parties, or any of them, or any ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. A Borrower Party shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within three (3) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by such Borrower Party, any of its Subsidiaries or, to the knowledge of such Borrower Party, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within three (3) Business Days after receipt by such Borrower Party, any of its Subsidiaries or, to the knowledge of such Borrower Party, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                   (b) Cause to be delivered to Agent, upon Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of each Borrower Party or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three (3) most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three (3) plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by any Borrower Party or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to any Borrower Party or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of each Borrower Party under any Retiree Health Plan.

              6.15 LEASES. Pay when due, and cause each of their Subsidiaries to pay when due, all rents and other amounts payable under any leases to which a Borrower Party is a party or by which a Borrower Party's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that a Borrower Party fails timely to make payment of such rents and other amounts payable when due under its leases, Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

              6.16 NEW MEXICO PROPERTY. If the applicable Borrower does not sell the New Mexico Property on or before February 15, 2000, on or before such date, such Borrower shall grant to Agent a first priority mortgage, security deed or deed of trust on such real estate in form and substance reasonably satisfactory to Agent and deliver to Agent such other documentation and opinions in connection with the grant of such security interest as Agent shall reasonably request including without limitation policies of title insurance, phase I and, if necessary phase II, environmental reports, flood zone certificates, financing statements, fixture filings, surveys and appraisals; and Borrowers shall pay all recording costs, intangibles taxes and other fees and costs including without limitation reasonable attorneys' fees and expenses of counsel to Agent incurred in connection therewith.

         7.   NEGATIVE COVENANTS.

              Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, such Borrower will not, and will not permit any of its Subsidiaries to, do any of the following:

              7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                   (a) Indebtedness evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

                   (b)  Indebtedness set forth on SCHEDULE 7.1;

                   (c) Indebtedness (other than the Indebtedness under the Senior Subordinated Notes) secured by Permitted Liens;

                   (d) Indebtedness under the Senior Subordinated Notes; PROVIDED, HOWEVER, that the principal amount outstanding under the Senior Subordinated Notes shall not exceed $96,000,000 in the aggregate at any time;

                   (e) Unsecured Indebtedness of Everythingdecor in an amount not to exceed $2,000,000 in the aggregate at any time so long as such Indebtedness is non-recourse to any other Borrower Party;

                   (f) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c) and (f) of this SECTION 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness.

              7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
SECTION 7.1(d) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

              7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets; PROVIDED, HOWEVER, that Everythingdecor may consummate any of the foregoing so long as (a) any interest in connection therewith retained by Borrowers shall be subject to Agent's Lien, (b) Borrower Parties provide to Agent any documentation necessary to continue Agent's Lien in any such interest retained and (c) any Net Proceeds received by any Borrower Party in connection therewith are remitted to Agent for the benefit of the Lender Group to be applied to the Obligations; PROVIDED FURTHER, HOWEVER, Borrowers may sell the Capital Stock or assets of CarpetsPlus of America, Inc. to the Persons who sold such entity to Borrowers so long as at least eighty percent (80%) of the purchase price therefor is paid in cash and the Net Proceeds therefor are remitted to Agent for the benefit of the Lender Group to be applied to the Obligations.

              7.4  DISPOSAL OF ASSETS. Except as otherwise permitted by SECTIONS
7.3 and 7.22, sell, lease, assign, transfer, or otherwise dispose of any of any Borrower Party's properties or assets other than sales of Inventory to buyers in the ordinary course of Borrower's business as currently conducted; PROVIDED, HOWEVER, that Borrowers may sell and lease-back the New Headquarters so long as the Net Proceeds therefor are not less than $14,000,000 and such Net Proceeds are remitted to Agent for the benefit of the Lender Group to be applied to the Obligations; PROVIDED FURTHER, HOWEVER, that Borrowers may sell each other parcel of Real Estate so long as the Net Proceeds therefor are not less than the release price set forth on SCHEDULE 7.4 with respect to such parcel of Real Estate and such Net Proceeds are remitted to Agent for the benefit of the Lender Group to be applied to the Obligations.

              7.5 CHANGE NAME. Change any Borrower Party's name, FEIN, corporate structure (within the meaning of Section 9-402(7) of the Code), or identity, or add any new fictitious name; PROVIDED, HOWEVER, that a Borrower Party may change its name so long as Borrowers provide Agent with thirty (30) days written notice thereof and so long as, at the time of such written notification or promptly thereafter (but not later than fifteen (15) days before such name change is effective), the applicable Borrower Party provides any financing statements or other documents necessary to perfect and continue perfected the Lien of Agent (for the benefit of Lender Group).

              7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of a Borrower or which are transmitted or turned over to Agent.

              7.7 NATURE OF BUSINESS. Make any change in the principal nature of Borrowers' business.

              7.8  PREPAYMENTS AND AMENDMENTS.

                   (a)  Except in connection with a refinancing permitted by
SECTION 7.1(d), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement; PROVIDED HOWEVER, that Parent may make the Original Proposed Redemption so long as (i) no Default or Event of Default exists or would be caused thereby and (ii) either (A) the Availability hereunder on the date of such Redemption after giving effect to such redemption, less any reserve created by Agent in its reasonable judgment for any deterioration in Borrowers' accounts payable since completion of Agent's pre-Closing Date audit of Borrowers, is in excess of $10,000,000, or (B) (x) the Availability hereunder on the date of such Redemption after giving effect to such redemption, less any reserve created by Agent in its reasonable judgment for any deterioration in Borrowers' accounts payable since completion of Agent's pre-Closing Date audit of Borrowers, is in excess of $5,000,000 and (y) Borrowers have provided to Agent Borrowers' then current thirteen (13) week cash flow forecast which forecast is acceptable to Agent in its reasonable judgment and in form and substance satisfactory to Agent; PROVIDED FURTHER, HOWEVER, that Parent may make any subsequent mandatory redemptions of the Senior Subordinated Notes as required by the Indenture so long as (i) no Default or Event of Default exists or would be caused thereby, (ii) the average Availability hereunder for the four
(4) months prior to any such redemption payment (or, in the case of any payment to be made prior to the date four (4) months following the Closing Date, for the period from the Closing Date to the date of such payment) less the amount of such redemption payment, less any reserve created by Agent in its reasonable judgment for any deterioration in Borrowers' accounts payable, is in excess of $10,000,000, and (iii) the Availability hereunder on the date of such redemption after giving effect to such redemption, less any reserve created by Agent in its reasonable judgment for any deterioration in Borrowers' accounts payable, is in excess of $10,000,000;

                   (b) Make any principal payment on a Seller Note; provided, however, that Borrowers may make payments on the Seller Notes so long as (i) no Default or Event of Default exists or would be caused thereby, (ii) the average Availability hereunder for the four (4) months prior to any such payments (or, in the case of any payment to be made prior to the date four (4) months following the Closing Date, for the period from the Closing Date to the date of such payment) less the amount of such payments, less any reserve created by Agent in its reasonable judgment for any deterioration in Borrowers' accounts payable, is in excess of $10,000,000, and (iii) the Availability hereunder on the date of such payments after giving effect to such payments, less any reserve created by Agent in its reasonable judgment for any deterioration in Borrowers' accounts payable, is in excess of $10,000,000;

                   (c) Except for refinancing permitted by SECTION 7.1(f), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under SECTIONS 7.1(b), (c), (d), (e) OR (f), including without limitation any Indenture Documents; provided, however, that
(i) Parent shall be permitted to enter into a Fifth Supplemental Indenture with the Indenture Trustee in the form of the draft of such document provided to Agent prior to the Closing Date or such other form as is acceptable to Agent and
(ii) Borrowers shall be permitted to grant Liens to the Indenture Trustee in connection therewith pursuant to documentation acceptable to Agent and substantially in the form of such documentation provided to Agent prior to the Closing Date, so long as in each case the Indenture Trustee executes and delivers to Agent at such time an intercreditor agreement in form and substance satisfactory to Agent; and

                   (d) Amend or modify any Borrower Party's certificate or articles of incorporation or formation, by-laws, partnership agreement or operating agreement, as applicable.

              7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

              7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

              7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding.

              7.12 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of any Borrower Party's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or any Borrower Party's financial condition. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

              7.13 INVESTMENTS. Except as permitted by Section 7.22(b), directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, except for travel and like advances to employees, officers, independent contractors, affiliates and directors in the ordinary course of business to the extent such advances do not exceed $200,000 in the aggregate at any time outstanding, or (c) the acquisition of all or substantially all of the properties or assets of a Person; PROVIDED, HOWEVER, that any Borrower Party is permitted to make any such investment in any other Borrower Party (excluding Everythingdecor).

              7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of the applicable Borrower's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to such Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

              7.15 SUSPENSION. Suspend or go out of a substantial portion of its business; PROVIDED, HOWEVER, that Maxim Industries, Inc., a Delaware corporation, may be dissolved.

              7.16 INTENTIONALLY OMITTED.

              7.17 USE OF PROCEEDS. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional costs and expenses incurred in connection with this Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

              7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate any Borrower Party's chief executive office to a new location without providing thirty (30) days prior written notification thereof to Agent and so long as, at the time of such written notification or promptly thereafter (but not later than fifteen (15) days before such relocation), such Borrower Party provides any financing statements or fixture filings necessary to perfect and continue perfected the Lien of Agent (for the benefit of the Lender Group) and also provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

              7.19 NO PROHIBITED TRANSACTIONS UNDER ERISA. Directly or indirectly:

                   (a) engage in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                   (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                   (c) fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                   (d) terminate any Benefit Plan where such event would result in any liability of any Borrower Party or any ERISA Affiliate under Title IV of ERISA;

                   (e) fail to make any required contribution or payment to any Multiemployer Plan;

                   (f) fail to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

                   (g) amend a Plan resulting in an increase in current liability for the plan year such that either of any Borrower Party or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                   (h) withdraw from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrowers, or any ERISA Affiliate in excess of $250,000.

              7.20 FINANCIAL COVENANTS.  Fail to maintain:

                   (a) EBITDA. As of the last day of the fiscal quarter ending closest to April 30, 2000, and as of the last day of each fiscal quarter thereafter, EBITDA of at least the amount set forth in the table below (i) with respect to the fiscal quarter ending closest to April 30, 2000, for the immediately preceding one (1) fiscal quarter, (ii) with respect to the fiscal quarter ending closest to July 31, 2000, for the immediately preceding two (2) fiscal quarters, (iii) with respect to the fiscal quarter ending closest to October 31, 2000, for the immediately preceding three (3) fiscal quarters, and
(iv) with respect to each fiscal quarter thereafter, for the immediately preceding four (4) fiscal quarters:



         --------------------------------------------------------
         For the fiscal period                   EBITDA shall not
           ending closest to:                     be less than:
         --------------------------------------------------------
           April 30, 2000                         $ 2,400,000
         --------------------------------------------------------
           July 31, 2000                          $ 8,000,000
         --------------------------------------------------------
           October 31, 2000                       $13,000,000
         --------------------------------------------------------
           January 31, 2001                       $15,000,000
         --------------------------------------------------------
           April 30, 2001 through
           January 31, 2002                       $20,000,000
         --------------------------------------------------------
           April 30, 2002 and thereafter          $25,000,000
         --------------------------------------------------------



                   (b) Tangible Net Worth. Tangible Net Worth of at least the amount set forth in the table below as of the last day of the fiscal quarter ending closest to April 30, 2000 and as of the last day of each fiscal quarter thereafter:




         --------------------------------------------------------
          As of the fiscal quarter          Tangible Net Worth
            ending closest to:            shall not be less than:
         --------------------------------------------------------
           April 30, 2000 through
           January 31, 2001                       $37,000,000
         --------------------------------------------------------
           April 30, 2001 through
           January 31, 2002                       $38,000,000
         --------------------------------------------------------
           April 30, 2002 through
           January 31, 2003                       $42,000,000
         --------------------------------------------------------
           April 30, 2003 and thereafter          $45,000,000
         --------------------------------------------------------



                   (c) Fixed Charge Coverage Ratio. As of the last day of the fiscal quarter ending closest to April 30, 2000, and as of the last day of each fiscal quarter thereafter, a Fixed Charge Coverage Ratio of at least the amount set forth in the table below (i) with respect to the fiscal quarter ending closest to April 30, 2000, for the immediately preceding one (1) fiscal quarter,
(ii) with respect to the fiscal quarter ending closest to July 31, 2000, for the immediately preceding two (2) fiscal quarters, (iii) with respect to the fiscal quarter ending closest to October 31, 2000, for the immediately preceding three
(3) fiscal quarters, and (iv) with respect to each fiscal quarter thereafter, for the immediately preceding four (4) fiscal quarters:



         ----------------------------------------------------------------
         For the fiscal period                Fixed Charge Coverage Ratio
          ending closest to:                     shall not be less than:
         ----------------------------------------------------------------
           April 30, 2000                            1.50 to 1.00
         ----------------------------------------------------------------
           Thereafter                                2.00 to 1.00
         ----------------------------------------------------------------



              7.21 CAPITAL EXPENDITURES. Make capital expenditures in any fiscal year in excess of the amount set forth in the table below for the applicable fiscal year:


        --------------------------------------------------------------------
        For the fiscal year ending closest to:        Capital expenditures
                                                     shall not be more than:
        --------------------------------------------------------------------
                 January 31, 2001                          $15,000,000
        --------------------------------------------------------------------
                 January 31, 2002                          $17,500,000
        --------------------------------------------------------------------
                 January 31, 2003                          $20,000,000
        --------------------------------------------------------------------
                 January 31, 2004                          $22,000,000
        --------------------------------------------------------------------



              7.22 RETAIL STORE CLOSINGS. Commit to close, or close, or commit to sell, or sell, any retail store location at which a Borrower maintains, offers for sale, or stores any of the Personal Property Collateral; PROVIDED, HOWEVER, that Borrowers may close or sell up to fifteen (15) retail store locations in the aggregate during the term of this Agreement upon thirty (30) days prior written notice to Agent and (a) in the case of store closings, approval by Agent of Borrowers' liquidation plan for Inventory and Equipment at such retail store locations and payment of the Net Proceeds therefor to Agent for the benefit of the Lender Group to be applied to the Obligations, and (b) with respect to the sale of any stores, approval by Agent of the sales price therefor and terms of such sales and payment of the Net Proceeds therefor to Agent for the benefit of the Lender Group to be applied to the Obligations; PROVIDED FURTHER, HOWEVER, that Borrowers may sell the retail stores identified on Schedule 7.22 so long as the Net Proceeds therefor are not less than the amount set forth on Schedule 7.22 with respect to each applicable retail store and so long as the Net Proceeds therefor are paid to Agent for the benefit of the Lender Group to be applied to the Obligations.

         8.   EVENTS OF DEFAULT.

              Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

              8.1 If Borrowers fail to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

              8.2 (a) If any Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in SECTIONS 6.2 (Collateral and Financial Reporting), 6.4 (Tax Returns), 6.7 (Title to Equipment), 6.12 (Location of Inventory and Equipment), 6.13 (Compliance with
Laws), 6.14 (Employee Benefits), or 6.15 (Leases) of this Agreement and such failure continues for a period of five (5) Business Days; (b) if any Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in SECTIONS 6.1 (Accounting System) or 6.8 (Maintenance of Equipment) of this Agreement and such failure continues for a period of fifteen (15) Business Days; or (c) if any Borrower or any Subsidiary of any Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, if any, expressly provided for in such Loan Documents) or in any other present or future agreement between any Borrower or any Subsidiary of any Borrower, as applicable, and the Lender Group, or any of them (giving effect to any grace periods, if any, expressly provided for in such agreements); in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this SECTION 8, (in which event such other provision of this SECTION 8 shall govern); PROVIDED that, during any period of time that any such failure or neglect of any Borrower or any Subsidiary of any Borrower referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace period, if any, Lenders shall not be required during such period to make Advances to Borrowers;

              8.3  If there is a Material Adverse Change;

              8.4 If any material portion of any Borrower Party's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

              8.5  If an Insolvency Proceeding is commenced by any Borrower
Party;

              8.6 If an Insolvency Proceeding is commenced against any Borrower Party and any of the following events occur: (a) such Borrower Party consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within forty-five
(45) calendar days of the date of the filing thereof; PROVIDED, HOWEVER, that, during the pendency of such period, the Lender Group shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Borrower Party; or (e) an order for relief shall have been issued or entered therein;

              8.7 If any Borrower Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

              8.8 If a notice of Lien, levy, or assessment in respect of a claim in excess of $250,000 is filed of record with respect to any of any Borrower Party's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts in excess of $250,000 owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of any Borrower Party's properties or assets and the same is not paid on the payment date thereof; PROVIDED, HOWEVER, that Agent may create a reserve in the amount of any such claim, taxes or debt to the extent such claim is equal to or less than $250,000;

              8.9 If a judgment or other claim in excess of $250,000 becomes a Lien or encumbrance upon any material portion of any Borrower Party's properties or assets and execution on such judgment or claim is not stayed; PROVIDED, HOWEVER, that Agent may create a reserve in the amount of any such judgment or claim to the extent such judgment or claim is equal to or less than $250,000 or, if in excess of $250,000, to the extent execution on such judgment or claim is stayed;

              8.10 If there is a default in any material agreement to which any Borrower Party is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder;

              8.11 If any Borrower Party makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

              8.12 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by any Borrower Party or any officer, employee, agent, or director of any Borrower Party, or if any such warranty or representation is withdrawn;

              8.13 If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding; or

              8.14 If any default, event of default or termination event (other than the Existing Indenture Default) occurs under any Indenture Document or under the Shaw Industries Note or if the indebtedness under any Indenture Document or under the Shaw Industries Note is accelerated on account of the Existing Indenture Default or otherwise.

         9.   THE LENDER GROUP'S RIGHTS AND REMEDIES.

              9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default Agent may, pursuant to SECTIONS 17.4 AND 17.5, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrowers:

                   (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                   (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between any Borrower and the Lender Group;

                   (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting the Lender Group's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

                   (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrowers' Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                   (e) Cause Borrowers to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other property of Borrowers or in Borrowers' possession and conspicuously label said returned Inventory as the property of the Lender Group;

                   (f) Without notice to or demand upon any Borrower Party or any guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrowers agree to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent as Agent may designate. Borrowers authorize Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the Liens of Agent (for the benefit of the Lender Group) in the Collateral and to pay all expenses incurred in connection therewith. With respect to any of any Borrowers' owned or leased premises, Borrowers hereby grant Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                   (g) Without notice to any Borrower Party (such notice being expressly waived by Borrowers), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower Party held by the Lender Group (including any amounts received in the Blocked Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of any Borrower Party held by the Lender Group;

                   (h) Hold, as cash collateral, any and all balances and deposits of any Borrower Party held by the Lender Group, and any amounts received in the Blocked Accounts, to secure the full and final repayment of all of the Obligations;

                   (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Agent is hereby granted a license or other right to use, without charge, each Borrower Party's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and each Borrower Party's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                   (j) Seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any remedies provided for herein, at law or in equity with respect to such appointment without prior notice of hearing;

                   (k) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Borrower Party's premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                   (l) Agent shall give notice of the disposition of the Personal Property Collateral as follows:

                        (A) Agent shall give Borrowers and each holder of a security interest in the Personal Property Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                        (B) The notice shall be personally delivered or mailed, postage prepaid, to Borrowers as provided in SECTION 12, at least ten (10) days before the date fixed for the sale, or at least ten (10) days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrowers claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Agent;

                        (C) If the sale is to be a public sale, Agent also shall give notice of the time and place by publishing a notice once a week for two (2) weeks before the date of the sale in a newspaper in which legal notices are published in the county in which the sale is to be held and at least one time at least ten (10) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                        (m) Agent may credit bid and purchase at any public sale; and

                        (n) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrowers.

              9.2 REMEDIES CUMULATIVE. The Lender Group's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

         10.  TAXES AND EXPENSES.

              If any Borrower Party fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent determines that such failure by such Borrower Party could result in a Material Adverse

Change, in its discretion and without prior notice to Borrowers, Agent may do any or all of the following: (a) make payment of the same or any part thereof;
(b) set up such reserves in Borrowers' Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in SECTION 6.10, and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

         11.  WAIVERS; INDEMNIFICATION.

              11.1 DEMAND; PROTEST; ETC. Except as expressly set forth herein, each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which such Borrower may in any way be liable.

              11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. So long as the Lender Group complies with its obligations, if any, under Section 9-207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

              11.3 INDEMNIFICATION. Each Borrower shall pay, indemnify, defend, and hold each Agent-Related Person, each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). No Borrower shall have any obligation to any Indemnified Person under this SECTION 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

         12.  NOTICES.

              Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Agent, as the case may be, at its address set forth below:

              IF TO BORROWERS:         FLOORING AMERICA, INC.
                                       210 TownPark Drive
                                       Kennesaw, Georgia  30144
                                       Attn: Tom Leahey
                                       Fax No. (678) 355-4996

              WITH COPIES TO:          SMITH, GAMBRELL & RUSSELL, LLP
                                       Suite 3100, Promenade II
                                       1230 Peachtree St., NE
                                       Atlanta, GA  30309
                                       Attn: Richard Greenstein, Esq.
                                       Fax No. (404) 815-3509

              IF TO AGENT OR THE       FOOTHILL CAPITAL CORPORATION
              LENDER GROUP IN CASE     11111 Santa Monica Boulevard
              OF AGENT:                Suite 1500
                                       Los Angeles, California 90025-3333
                                       Attn:  Business Finance Division Manager
                                       Fax No. (310) 478-9788

              WITH COPIES TO:          FOOTHILL CAPITAL CORPORATION,
                                       Foothill Capital Corporation
                                       60 State Street, Suite 1150
                                       Boston, Massachusetts 02109
                                       Attn: Todd Colpitts
                                             Senior Account Executive
                                             Vice President
                                       Fax No.: (617) 722-9493

              WITH COPIES TO:          Paul, Hastings, Janofsky & Walker LLP
                                       600 Peachtree Street, N.E.
                                       Suite 2400
                                       Atlanta, Georgia 30308-2222
                                       Attn:  Jesse H. Austin, III, Esq.
                                       Fax No. (404) 815-2424

              The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this SECTION 12, other than notices by Agent in connection with Sections 9-504 or 9-505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three
(3) days after the deposit thereof in the mail. Borrowers acknowledge and agree that notices sent by Agent in connection with Sections 9-504 or 9- 505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted via telefacsimile or other similar method set forth above.


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         13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

              THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF FULTON, STATE OF GEORGIA OR, AT THE SOLE OPTION OF THE LENDER GROUP, IN ANY OTHER COURT IN WHICH THE LENDER GROUP SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         14.  DESTRUCTION OF BORROWERS' DOCUMENTS.

              All documents, schedules, invoices, agings, or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent four (4) months after they are delivered to or received by Agent, unless Borrowers request, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrowers' expense, for their return.

         15.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

              15.1 ASSIGNMENTS AND PARTICIPATIONS.

              (a) Any Lender may, with the written consent of Agent, assign and delegate to one or more Eligible Transferees (each an "Assignee") all, or any ratable part, of the Obligations, the Commitments, and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; PROVIDED, HOWEVER, that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with


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payment instructions, addresses, and related information with respect to the
Assignee, shall have been given to Borrowers and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrowers and Agent a fully executed Assignment and Acceptance ("Assignment and Acceptance") in the form of EXHIBIT A; and (iii) the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

              (b) From and after the date that Agent notifies the assignor Lender that it has received a fully executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrowers and the Assignor.

              (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower Party or any guarantor or the performance or observance by each Borrower Party or any guarantor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

              (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments of the Assignor and Assignee arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender PRO TANTO.


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                  (e) Any Lender may at any time, with the written consent of
Agent, which consent shall not be unreasonably withheld, sell to one or more Persons (a "Participant") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that
(i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating;
(D) postpone the payment of, or reduce the amount of, the interest or fees hereunder in which such Participant is participating; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating; and (v) all amounts payable by Borrowers hereunder shall be determined as if such Originating Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; PROVIDED, HOWEVER, that no Participant may exercise any such right of setoff without the notice to and consent of Agent. The rights of any Participant shall only be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrowers, the Collections, the Collateral, or otherwise in respect of the Advances or the Letters of Credit. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this SECTION 15.1(E) are solely for the benefit of the Lender Group, and Borrowers shall have no rights as a third party beneficiary of any of such provisions.

                  (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose to a third party all documents and information which it now or hereafter may have relating to the Borrower Parties or Borrower Parties' business, subject to the confidentiality requirements of SECTION 17.16.

                  (g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

              15.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and its rights



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and duties hereunder pursuant to SECTION 15.1 and, except as expressly required pursuant to SECTION 15.1, no consent or approval by Borrowers is required in connection with any such assignment.

         16.  AMENDMENTS; WAIVERS.

                  16.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrowers and acknowledged by Agent, do any of the following:

                  (a) extend the Commitment of any Lender or increase the Commitments in an amount in excess of the amount permitted by SECTION 2.17;

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on, any Advance, or any fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, which is required for the Lenders or any of them to take any action hereunder;

                  (e) increase the advance rate with respect to Advances (except for the restoration of an advance rate after the prior reduction thereof), or change SECTION 2.1(b);

                  (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

                  (g) release Collateral other than as permitted by SECTION
17.11;

                  (h) change the definition of "Required Lenders";

                  (i) release Borrower from any Obligation for the payment of money; or

                  (j) amend any of the provisions of ARTICLE 17.

and, PROVIDED FURTHER, no amendment shall increase the Commitment of any Lender unless in writing signed by such Lender; PROVIDED FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document; and, PROVIDED FURTHER, that the limitation contained in clause (e) above shall not be deemed to limit the ability of Agent to make Advances or Agent Loans, as applicable, in accordance with the provisions of SECTIONS 2.1(g), (h), OR (l). The foregoing notwithstanding, any amendment, modification, waiver, consent,
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provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers.

              16.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among any Borrower and Agent and/or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

         17.  AGENT; THE LENDER GROUP.

              17.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints Foothill as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this ARTICLE 17. The provisions of this ARTICLE 17 are solely for the benefit of Agent and the Lenders, and Borrowers shall not have any rights as third party beneficiaries of any of the provisions contained herein; PROVIDED, HOWEVER, that the provisions of SECTIONS 17.10, 17.11, and 17.16(d) also shall be for the benefit of Borrowers. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents, including making the determinations contemplated by SECTION 2.1(b). Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Collateral, the Collections, and related matters; (b) execute and/or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim for Lenders, notices and other written agreements with respect to the Loan Documents; (c) make Advances for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrowers, the Advances, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur



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and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

              17.2 DELEGATION OF DUTIES. Except as otherwise provided in this Section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this Section and without gross negligence or willful misconduct. The foregoing notwithstanding, Agent shall not make any material delegation of duties to subagents or non-employee delegees without the prior written consent of Required Lenders (it being understood that routine delegation of such administrative matters as filing financing statements, or conducting appraisals or audits, is not viewed as a material delegation that requires prior Required Lender approval).

              17.3 LIABILITY OF AGENT-RELATED PERSONS. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or, (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower, or any Subsidiary or Affiliate of any Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of any Borrower, or any Subsidiary or Affiliate of any Borrower.

              17.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants, and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders, as applicable, and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable so long as it is not grossly negligent or guilty of wilful misconduct. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

              17.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest,
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for the account of Agent or the Lenders, except with respect to actual knowledge of the existence of an Overadvance, and except with respect to Defaults and Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has, or is deemed to have, actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to SECTION 17.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders; PROVIDED, HOWEVER, that:

                  (a) At all times, Agent may propose and, with the consent of Required Lenders (which shall not be unreasonably withheld and which shall be deemed to have been given by a Lender unless such Lender has notified Agent to the contrary in writing within three (3) days of notification of such proposed actions by Agent) exercise, any remedies on behalf of the Lender Group; and

                  (b) At all times, once Required Lenders or all Lenders, as the case may be, have approved the exercise of a particular remedy or pursuit of a course of action, Agent may, but shall not be obligated to, make all administrative decisions in connection therewith or take all other actions reasonably incidental thereto (for example, if the Required Lenders approve the foreclosure of certain Collateral, Agent shall not be required to seek consent for the administrative aspects of conducting such sale or handling of such Collateral).

              17.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrowers, and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of Borrowers, and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

              17.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan



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Documents, including without limiting the generality of the foregoing, but subject to any requirements of the Loan Documents that it obtain any applicable consents or engage in any required consultation, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence, bad faith, or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this SECTION 17.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

              17.8 AGENT IN INDIVIDUAL CAPACITY. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests, in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person party to any Loan Documents as though Foothill were not Agent hereunder without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Foothill and its Affiliates may receive information regarding Borrowers or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall be under no obligation to provide such information to them. With respect to the Agent Loans and Agent Advances, Foothill shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" include Foothill in its individual capacity.

              17.9 SUCCESSOR AGENT. Agent may resign as Agent following notice of such resignation ("Notice") to the Lenders and Borrowers, and effective upon the appointment of and acceptance of such appointment by, a successor Agent. If Agent resigns under this Agreement, the Required Lenders shall appoint any Lender or Eligible Transferee as successor Agent for the Lenders. If no successor Agent is appointed within thirty (30) days of such retiring Agent's Notice, Agent may appoint a successor Agent, after consulting with the Lenders and Borrowers. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as



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Agent shall be terminated. After any retiring Agent's resignation hereunder as
Agent, the provisions of this SECTION 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

              17.10 WITHHOLDING TAX.

                  (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and
Borrowers:

                      (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                      (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                      (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify Agent and Borrowers of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers, such Lender agrees to notify Agent and Borrowers of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent and Borrowers will treat such Lender's IRS Form 1001 as no longer valid.

                  (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) If the IRS or any other governmental authority of the United States or other jurisdiction asserts a claim that Agent or Borrowers did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent and Borrowers of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent and Borrowers fully for all amounts paid, directly or indirectly, by Agent or Borrowers as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent or Borrowers under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation of Agent.

              17.11 COLLATERAL MATTERS.

                  (a) The Lenders hereby irrevocably authorize Agent, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations; and upon such termination and payment Agent shall deliver to Borrowers, at Borrowers' sole cost and expense, all UCC termination statements and any other documents necessary to terminate the Loan Documents and release the Liens with respect to the Collateral; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to Agent that the sale or disposition is permitted under SECTION 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which no Borrower owned an interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Borrower under a lease that has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not release any Lien on any Collateral without the prior written authorization of the Lenders. Upon request by Agent or Borrowers at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this SECTION 17.11; PROVIDED, HOWEVER, that (i) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released), upon (or obligations of Borrowers in respect
of) all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrowers, is cared for, protected, or insured or has been encumbered, or that the Liens of Agent (for the benefit of the Lender Group) have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

              17.12 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

                  (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations any amounts owing by such Lender to Borrowers or any accounts of Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                  (b) Subject to SECTION 17.8, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of Borrowers to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender shall promptly (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; PROVIDED, HOWEVER, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

              17.13 AGENCY FOR PERFECTION. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Liens of the Lender Group in assets which, in accordance with Division 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

              17.14 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to the instructions set forth on SCHEDULE C-1, or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

              17.15 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit (subject to SECTIONS 2.5(b) AND 4.1) of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent, Required Lenders, or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent, Required Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

              17.16 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By signing this Agreement, each Lender;

                  (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports;

                  (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon Borrowers' books and records, as well as on representations of Borrowers' personnel;

                  (d) agrees to keep all Reports and other material information obtained by it pursuant to the requirements of this Agreement in accordance with its reasonable customary procedures for handling confidential information; it being understood and agreed by Borrowers that in any event such Lender may make disclosures (i) reasonably required by any BONA FIDE potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, provided that such potential or actual Assignee, transferee or Participant agrees to be bound by the confidentiality provisions hereof, (ii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (iii) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; PROVIDED, HOWEVER, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrowers of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend, and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Borrower to

Agent, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof; (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrowers, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrowers the additional reports or information specified by such Lender, and, upon receipt thereof, Agent promptly shall provide a copy of same to such Lender; and (z) any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

              17.17 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any Advances shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such Advances not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in SECTION 17.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make Advances, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

              17.18 ARRANGER. The Arranger (a) is so nominated by the Lenders,
(b) shall not have any duties or responsibilities except as specifically provided in the Loan Documents, (c) has not been relied upon by the Lenders, and
(d) shall have the same rights and protection as Agent under Sections 11.3 and 17.7.

         18. GENERAL PROVISIONS.

              18.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and the Lender Group.

              18.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

              18.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

              18.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

              18.5 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

              18.6 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Borrower or any guarantor of the Obligations or the transfer by any or all of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of such Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

              18.7 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

              18.8 TIME IS OF THE ESSENCE. Time is of the essence of this Agreement.

              18.9 REVISED ARTICLE 9.

              The parties acknowledge and agree to the following provisions of this Agreement in anticipation of the possible application, in one or more jurisdictions to the transactions contemplated hereby, of the revised Article 9 of the Uniform Commercial Code in the form or substantially in the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Law and contained in the 1999 official text of Revised Article 9 ("Revised Article 9").

              (a) ATTACHMENT. In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral is all assets of the Borrowers, whether or not within the scope of Revised Article 9. The Collateral shall include the following categories of assets as defined in Revised Article 9: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned and hereafter acquired. If any Borrower shall at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claim, as defined in Revised
Article 9, such

Borrower shall immediately notify Agent in writing signed by such Borrower of the brief details thereof and grant to Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Agent.

                  (b) PERFECTION BY FILING. Agent may at any time and from time to time, pursuant to the provisions of SECTION 4.5, file financing statements, continuation statements and amendments thereto that describe the Collateral as all assets of any Borrower or words of similar effect and which contain any other information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether such Borrower in an organization, the type of organization and any organization identification number issued to such Borrower. Each Borrower agrees to furnish any such information to Agent promptly upon request. Any such financing statements, continuation statements or amendments may be signed by Agent on behalf of the Company, as provided in SECTION 4.5, and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

                  (c) OTHER PERFECTION, ETC. Each Borrower shall at any time and from time to time, whether or not Revised Article 9 is, in effect in any particular jurisdiction, take such steps as Agent may reasonably request for Agent (a) to obtain an acknowledgment, in form and substance satisfactory to Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Agent, (b) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Revised Article 9 with corresponding provisions in Rev. Sections 9-104, 9-105, 9-106 and 9-107 relating to what constitutes "control" for such items of Collateral), with any agreements establishing control to be in form and substance satisfactory to Agent, and (c) otherwise to insure the continued perfection and priority of Agent's security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation and following the effectiveness or Revised Article 9 in any jurisdiction.

                  (d) SAVINGS CLAUSE. Nothing contained in this SECTION 18.9 shall be construed to narrow the scope of Agent's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of Agent or any other member of the Lender Group hereunder except (and then only to the extent) mandated by Revised Article 9 to the extent then applicable.

                  [remainder of page intentionally left blank]

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Atlanta, Georgia.

                             FLOORING AMERICA, INC.,
                             a Delaware corporation

                             By
                               -------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             4 FLOORS, INC.,
                             an Ohio corporation

                             By
                               -------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             ADVANCE FLOOR DECORATORS, INC.,
                             a Michigan corporation

                             By
                               -------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             BAILEY & ROBERTS CARPETMAX OF
                             TENNESSEE, INC.,
                             a Tennessee corporation


                             By
                               -------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             CARPETMAX OF UTAH, INC.,
                             a Utah corporation


                             By
                               -------------------------------------------------
                             Title:
                                   ---------------------------------------------


LOAN AND SECURITY AGREEMENT
SIGNATURE PAGE 1

                             FLOORING AMERICA FRANCHISING, L.P.,
                             a Georgia limited partnership

                             By:  Flooring America, Inc., its general partner


                             By
                               -------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             CARPETMAX RETAIL STORES, INC.,
                             a Delaware corporation


                             By
                               -------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             MANASOTA CARPET, INC.,
                             a Florida corporation


                             By
                               -------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             WADSWORTH & OWENS DECORATING
                             CENTER, INC.,
                             a Florida corporation


                             By
                               -------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             CARPETSPLUS OF AMERICA, INC.,
                             a Georgia corporation


                             By
                               -------------------------------------------------
                             Title:
                                   ---------------------------------------------


LOAN AND SECURITY AGREEMENT
SIGNATURE PAGE 2

                             GCO CARPET OUTLET, INC.,
                             an Alabama corporation


                             By
                                ------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             KAREN'S INC.,
                             a Michigan corporation


                             By
                               -------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             MAXIM RETAIL GROUP, INC.,
                             a Georgia corporation


                             By
                               -------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             MAXIM RETAIL STORES, INC.,
                             a Georgia corporation


                             By
                               -------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             C&S TEXTILES, INC.,
                             an Idaho corporation


                             By
                               -------------------------------------------------
                             Title:
                                   ---------------------------------------------


LOAN AND SECURITY AGREEMENT
SIGNATURE PAGE 3

                             COLORADO CARPET & RUGS, INC.,
                             a Colorado corporation


                             By
                               -------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             TRI-R OF ORLANDO, INC.,
                             a Georgia corporation


                             By
                               -------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             GCO, INC.,
                             a Nevada corporation


                             By
                               -------------------------------------------------
                             Title:
                                   ---------------------------------------------


                             FOOTHILL CAPITAL CORPORATION,
                             a California corporation with an office in Atlanta, Georgia, as Agent and as a Lender


                             By
                               -------------------------------------------------
                             Title:
                                   ---------------------------------------------


LOAN AND SECURITY AGREEMENT
SIGNATURE PAGE 4

                           COMMITMENTS ON CLOSING DATE



Foothill Capital Corporation                              $45,000,000




                                                          -----------
Total                                                     $45,000,000